UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QEP RESOURCES, INC.

(Name of Registrant as Specified In Charter)

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QEP Resources, Inc.
1050 17th Street, Suite 800
Denver, Colorado 80265

April __, 2016

To Our Shareholders:

The 2016 Annual Meeting of Shareholders of QEP Resources, Inc. (Annual Meeting) will be held on May 17, 2016, at 8:00 a.m. (Mountain Daylight Time), at the Company’s offices, 1050 17th Street, Second Floor, Denver, Colorado 80265.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and provide information concerning the matters to be considered at the Annual Meeting.

Your vote is important. You may attend and vote at the Annual Meeting. However, I urge you to vote whether or not you plan to attend the Annual Meeting. You may vote by Internet or by telephone using the instructions in the Notice of Internet Availability of Proxy Materials, or if you received a paper copy of the proxy card, by signing and returning it in the envelope provided.

All of the public documents, including our 2015 Annual Report on Form 10-K, are available in the Investor Relations section of our website at www.qepres.com. The Annual Report does not form any part of the material for solicitation of proxies. I also encourage you to visit our website during the year for more information about QEP.

I hope you will attend the Annual Meeting; I welcome the opportunity to meet with you. On behalf of the Board of Directors and management, I would like to express our appreciation for your continued support.

Sincerely,

Charles B. Stanley
Chairman of the Board, President
and Chief Executive Officer

QEP Resources, Inc.
1050 17th Street, Suite 800
Denver, Colorado 80265

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 17, 2016

To the Shareholders of QEP Resources, Inc.:

The Annual Meeting of Shareholders of QEP Resources, Inc., a Delaware corporation (the Company), will be held on May 17, 2016, at 8:00 a.m. (Mountain Daylight Time), at the Company’s offices at 1050 17th Street, Second Floor, Denver, Colorado 80265. The purpose of the meeting is to:

1.	Elect three directors to serve three-year terms until the 2019 Annual Meeting of Shareholders, and until their successors are duly elected and qualified;

2.	Approve, by non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor;

4.	Vote on a Company proposal to amend the Company’s Certificate of Incorporation and Bylaws to eliminate supermajority vote requirements;

5.	Vote on an advisory shareholder proposal requiring an independent chairman of the board; and

6.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of common stock at the close of business on March 18, 2016, the record date, may vote at the Annual Meeting or any adjournment or postponement thereof. You may revoke your proxy at any time before it is voted. If you have shares registered in the name of a broker, bank or other nominee and plan to attend the meeting, please obtain a letter, account statement or other evidence of your beneficial ownership of shares to facilitate your admittance to the meeting. If you plan to vote at the meeting, you will need to present a valid proxy from the nominee that holds your shares. This proxy statement is being provided to shareholders on or about April __, 2016.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet as well as by telephone or by mailing a proxy card. Voting via the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions you received regarding each of these voting options. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the Internet or telephone, you help reduce the Company’s cost of postage and proxy tabulations.

By Order of the
Board of Directors

Christopher K. Woosley
Corporate Secretary

Denver, Colorado
April __, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2016. The proxy statement and annual report are available online at www.proxyvote.com.

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QEP RESOURCES, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 17, 2016

GENERAL INFORMATION

The Board of Directors (the Board) of QEP Resources, Inc. (the Company or QEP) is soliciting proxies for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held on May 17, 2016, beginning at 8:00 a.m. (Mountain Daylight Time), at the Company's offices, 1050 17th Street, Second Floor, Denver, Colorado 80265, and any postponement or adjournment thereof. This proxy statement and the accompanying notice of annual meeting include information related to the Annual Meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April __, 2016. The following information will help you to understand the voting process.

Proxy Materials
In accordance with rules promulgated by the Securities and Exchange Commission (SEC), we may furnish proxy materials, including this proxy statement and our Annual Report to Shareholders, by providing access to these documents on the Internet instead of mailing a printed copy of those materials to shareholders. Most shareholders have received a Notice of Internet Availability of Proxy Materials (the Notice), which provides instructions for accessing our proxy materials on a website or for requesting copies of the proxy materials by mail or email. If you would like to receive an email or paper copy of the proxy materials for the Annual Meeting and for all future meetings, you should follow the instructions for requesting such materials included in the Notice.

Entitlement to Vote
Shareholders who owned shares as of the close of business on March 18, 2016, the record date, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of QEP common stock held on that date.

Voting Items
In accordance with our Bylaws, the Board of Directors (the Board) has determined that the Board should consist of seven directors. This year, Julie A. Dill, M. W. Scoggins, and William L. Thacker, III, will run for election to three-year terms. You will also vote on compensation of the Company’s named executive officers (on an advisory basis), the ratification of the appointment of PricewaterhouseCoopers (PwC) as the Company’s independent registered public accounting firm, a Company proposal to eliminate supermajority vote requirements and an advisory shareholder proposal that would require an independent chairman of the board.

Board Voting Recommendations
The Board recommends that shareholders vote as follows on the proposals:

1.	FOR the approval of the nominees for director named in this proxy statement;

2.	FOR the approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers;

3.	FOR the ratification of PwC as the Company’s independent registered public accounting firm;

4.	FOR the approval of the Company proposal to amend the Company’s Certificate of Incorporation to and Bylaws to eliminate supermajority vote requirements; and

5.	AGAINST an advisory shareholder proposal that would require an independent chairman of the board.

Voting Instructions
You may vote via the Internet. You may vote by proxy over the Internet by following the instructions provided in the Notice or on the proxy card.

You may vote via telephone. You may vote by proxy over the telephone by following the instructions provided in the Notice or on the proxy card.

You may vote by mail. If you received a printed set of the proxy materials, you may vote by completing and returning the separate proxy card in the prepaid, addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person by ballot at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting.

Shares Held by a Broker, Bank or Other Nominee
If your shares are held by a broker, bank or other nominee (i.e., in street name), please refer to the instructions provided by that broker, bank or nominee regarding how to vote your shares. If you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the nominee that holds your shares.

New York Stock Exchange (NYSE) rules determine whether proposals presented at shareholder meetings are routine or not. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote because the proposal is not routine and the owner does not provide instructions. Pursuant to NYSE rules, if you are the street name holder and you do not provide instructions to your broker on Item No. 3, your broker may vote your shares at its discretion on this matter. If you are the street name holder and do not provide instructions to your broker on the remaining items, your broker may not vote your shares on these matters.

Shares Held in the QEP Resources, Inc. Employee Investment Plan
If you are a participant in the QEP Resources, Inc. Employee Investment Plan (the 401(k) Plan), the enclosed proxy card may also be used to direct Fidelity Management Trust Company (Fidelity), the trustee of the 401(k) Plan, on how you wish to vote the Company’s shares that are credited to your account under the 401(k) Plan. If you do not provide your voting instructions to Fidelity by 11:59 p.m. Eastern Daylight Time on May 16, 2016, Fidelity will not vote the Company shares credited to your 401(k) Plan account.

Proxy Solicitation
The Company is soliciting your proxy and paying for the solicitation of proxies, and will reimburse banks, brokers and other nominees for reasonable charges to forward materials to beneficial holders. The Company has hired Georgeson Inc. (Georgeson) to assist in the distribution of proxy materials and the solicitation of votes. The Company will pay Georgeson a base fee of $20,000, plus customary costs and expenses, for these services and has agreed to indemnify Georgeson against certain liabilities in connection with its engagement.

Quorum Requirements
On March 18, 2016, the record date, the Company had _____________ shares of common stock issued and outstanding. A majority of the shares, or ____________ shares, constitutes a quorum. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present.

Voting Standards
Election of Directors. Election of the director nominees named in Item No. 1 requires that each director be elected by a majority of the votes cast, meaning that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. The Company has adopted a director resignation policy whereby any director who fails to receive a majority of the votes cast during an uncontested election must submit his or her resignation to the Board. For purposes of determining the vote outcome for each nominee, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this vote. Shareholders may not cumulate votes in the election of directors.

Approval, by Non-Binding Advisory Vote, of the Compensation of the Company’s Named Executive Officers. The vote to approve, on an advisory basis, the Company’s executive compensation in Item No. 2 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Although non-binding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. For purposes of determining the vote outcome of Item No. 2, abstentions will be included in the vote totals and, therefore, an abstention will have the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of Item No. 2.

Ratification of the Company’s Independent Auditor. Ratification of the selection of PwC as the Company’s independent auditor for fiscal year 2016 in Item No. 3 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. If this selection is not ratified by shareholders, the Audit Committee may reconsider its decision to engage PwC. For purposes of determining the vote outcome of Item No. 3, abstentions will be included in the vote totals and, therefore, an abstention will have the same effect as a negative vote.

Company Proposal to Amend the Company’s Certificate of Incorporation and Bylaws to Eliminate Supermajority Vote Requirements. Pursuant to Article X of the Company’s Certificate of Incorporation, approval of the elimination of supermajority vote requirements in Item No. 4 requires the affirmative vote of holders of 80% of the outstanding voting power entitled to vote generally in the election of directors. For purposes of determining the vote outcome of Item No. 4, abstentions will be included in the vote totals and, therefore, an abstention will have the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of Item No. 4.

Shareholder Proposal to Require and Independent Chairman of the Board. Approval of the advisory shareholder proposal in Item No. 5 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. For purposes of determining the vote outcome of Item No. 5, abstentions will be included in the vote totals and, therefore, an abstention will have the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of Item No. 5.

Other than the items of business described in this proxy statement, we do not expect any other matter to come before the Annual Meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the named proxies authority to vote your shares at their discretion. If you submit a signed proxy card that does not include voting instructions, the proxy card will be voted for the election of all nominees under Item No. 1, for Item No. 2, Item No. 3 and Item 4, and against Item No. 5.

The Annual Meeting
Any shareholder of record as of March 18, 2016, may attend the Annual Meeting. If you own shares through a broker, bank or other nominee and you wish to attend the meeting, please obtain a letter, account statement or other evidence of your ownership of shares as of such date and bring it with you so that you may attend the meeting. Directions to the Annual Meeting from the Denver International Airport are as follows: Follow Pena Boulevard to I-70 West; take the I-25 South exit and follow I-25 to Park Avenue; follow Park Avenue West, which becomes 22nd Street; turn right onto Larimer Street; turn left onto 17th Street; 1050 17th Street is on the right.

Revoking a Proxy
You may revoke your proxy by submitting a new proxy with a later date, including a proxy submitted via the Internet or telephone, or by notifying the Corporate Secretary before the meeting by mail at the address shown on the notice of annual meeting of shareholders. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.

ITEM NO. 1 – ELECTION OF DIRECTORS

Board Size and Elections
Our directors possess considerable experience and unique knowledge of the Company’s challenges and opportunities. We seek a balance of director skill sets, plan carefully for board succession and seek constant improvement through effective board evaluations. We empower independent directors through frequent board and committee executive sessions. The Board, which consists entirely of independent directors other than Mr. Stanley, exercises a strong, independent oversight function. This oversight function is enhanced by our Audit, Compensation and Governance committees, all of which are made up entirely of independent directors.

When evaluating potential director nominees, the Governance Committee considers each individual’s professional experience, areas of expertise and educational background in addition to general qualifications. The Governance Committee works with the Board to determine the appropriate mix of experiences, areas of expertise and educational backgrounds in order to establish and maintain a Board that is strong in its collective knowledge, can fulfill its responsibilities, perpetuate our long-term success and represent the interests of our shareholders. The Governance Committee regularly communicates with the Board to identify professional experiences, areas of expertise, educational backgrounds and other qualifications that affect our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

•
Exploration and Production (E&P) experience as current or former executives, which gives directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;

•
Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

•
Accounting and financial expertise, which enables directors to analyze our financial statements, capital structure and complex financial transactions, and oversee our accounting and financial reporting processes;

•	Enterprise risk management experience, which contributes to oversight of management’s risk monitoring and risk management programs, and establishment of risk tolerance aligned with our strategy; and

•
Public company board and corporate governance experience, which provides directors with a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

The Company’s Certificate of Incorporation provides for a Board consisting of between seven and 11 directors, with the precise number to be determined by the full Board. The Board has previously set the size at seven directors. Our Certificate of Incorporation and Bylaws provide for the Board to be divided into three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. Directors must receive a majority of the votes cast for the election of directors, and any director who fails to receive a majority of the votes cast during an uncontested election must submit his or her resignation to the Board.

The terms of three directors, Julie A. Dill, M. W. Scoggins and William L. Thacker, III, expire at the Annual Meeting. Dr. Scoggins, Mr. Thacker and Ms. Dill have been nominated for election to new three-year terms. These individuals have consented to being named in this proxy statement and to serve as directors, if elected. However, in the event that any nominee is unwilling or unable to serve as a director, those named in the proxy may vote, at their discretion, for any other person. Additionally, currently the Company’s Corporate Governance Guidelines provide that our directors must submit a resignation at the annual meeting following the time they turn 72 years old, but that the Board has discretion to waive this requirement. Mr. Thacker will turn 72 before our 2018 annual meeting. The Board will evaluate whether to waive this requirement prior to the 2018 annual meeting. If the Board does not decide to waive this requirement, Mr. Thacker will not be eligible to serve the third year of his term.

Director Qualification Table
The following table highlights each director’s or nominee’s specific skills, knowledge and experience. A particular nominee may possess other valuable skills, knowledge or experience even though they are not indicated below.

Name	Financial and Accounting	Exploration & Production	Executive Leadership	Enterprise Risk Management	Public Company Governance
Phillips S. Baker, Jr.	X		X	X	X
Julie A. Dill	X		X	X	X
Robert F. Heinemann	X	X	X	X	X
M. W. Scoggins	X	X	X	X	X
Charles B. Stanley	X	X	X	X	X
William L. Thacker, III	X		X	X	X
David A. Trice	X	X	X	X	X

Biographical information concerning the nominees and the current directors of the Company whose terms will continue after the Annual Meeting appears below. Unless otherwise indicated, such individuals have been engaged in the same principal occupation for the past five years. Ages are correct as of the date of the proxy statement.

Nominees (Terms to Expire in 2019)

Ms. Julie A. Dill, age 56, has been a QEP director since May 2013. She is the Chief Communications Officer for Spectra Energy Corp. and also serves on the board of Spectra Energy Partners. Ms. Dill has a wealth of experience in the energy sector, having served in a number of executive capacities in the natural gas and power industries. She served as the Group Vice President of Strategy for Spectra Energy and the President and CEO of Spectra Energy Partners, LP from 2012 until 2013, and prior to that she served as President of Union Gas Limited from 2007 until 2011. Previously, she served in various financial and operational roles with Duke Energy, Duke Energy International and Shell Oil Company. Ms. Dill serves on the board of directors of the National Association of Publicly Traded Partnerships, and is a member of the Advisory Council for the College of Business and Economics at New Mexico State University. In concluding that Ms. Dill is qualified to serve as a director, the Board considered, among other things, her experience as the President and CEO of a public company, her strong financial background and her more than 30 years of experience in the energy industry.

Dr. M. W. Scoggins, age 68, serves as our Lead Director. He has been a QEP director since 2010 and also currently serves as a director of Cobalt International Energy, Inc. and Laredo Petroleum, Inc. He served as a director of Questar from 2005 until the spin-off of the Company from Questar Corporation (Questar) in 2010 (the Spin-off). He is President Emeritus of the Colorado School of Mines, an engineering and applied science research university. He served as Mines’ President from June 2006 until his retirement in July 2015. Dr. Scoggins retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp. From 1999 to 2004, he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, Dr. Scoggins was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corp. He served on the board of Trico Marine Services from 2005 until 2011, and Venoco, Inc. from 2007 until 2012. In addition, he is currently a member of the Board of Trustees of The University of Tulsa and the National Board of Directors of Gilcrease Museum. Dr. Scoggins has a Ph.D. in Petroleum Engineering from the University of Tulsa. In concluding that Dr. Scoggins is qualified to serve as a director, the Board considered, among other things, his extensive industry experience and his experience serving in senior executive positions in the upstream oil and gas business.

William L. Thacker, III, age 70, has been a QEP director since February 2014. Mr. Thacker served as non-executive Chairman of the Board of Copano Energy LLC from 2009 through 2013 (he served on the Copano board beginning in 2004). Previously, he served as Chairman and CEO of TEPPCO Partners. Mr. Thacker also served on the board of Pacific Energy Management prior to the sale of Pacific Energy Partners to Plains All American Pipeline in 2006. He served on the board of GenOn Energy Inc. from January 2006 until November 2012 when GenOn merged with NRG Energy. He also serves on the boards of the Kayne Anderson Midstream Energy Fund and the Kayne Anderson Energy Development Company. In concluding that Mr. Thacker is qualified to serve as a director, the Board considered, among other things, his extensive energy industry experience and his experience as a director on multiple public company boards.

The Board recommends that you vote FOR each of the nominees listed above.

Continuing Directors (Terms to Expire in 2017)

Dr. Robert F. Heinemann, age 63, has served as a QEP director since January 2014. He brings significant exploration and production expertise to QEP’s Board through his experience as President, CEO and a director of Berry Petroleum Company, where he developed and executed that company’s growth and capital allocation strategies. He served as a director of Berry from 2002 until 2013, and as President and CEO from 2004 through 2013. Previously, Dr. Heinemann worked for Halliburton Company, Mobil Exploration and Producing as well as other Mobil entities, in positions of increasing responsibility. Dr. Heinemann currently serves on the board of directors of Crescent Point Energy Corp. and Yates Petroleum Corporation, and is chairman of the board of Great Western Oil and Gas Company, LLC. He previously served as chairman of the board of C12 Energy, LLC until late 2015. He has more than 30 years of experience in the oil and gas industry in a number of technical, operational, technology, management and executive roles. In concluding that Dr. Heinemann is qualified to serve as a director, the Board considered, among other things, his extensive operational background and executive experience in the oil and gas industry.

Mr. David A. Trice, age 68, has been a QEP director since 2011. He was CEO of Newfield Exploration Company (Newfield), an oil and natural gas exploration and production company from 2000 until his retirement in 2009. He also served as Chairman of the Board of Newfield from 2004 until 2010. Mr. Trice has served as a director of New Jersey Resources Corporation since 2004, and McDermott International, Inc. since 2009. Mr. Trice previously served as a director of Grant Prideco, Inc. from 2003 to 2008, as a director of Hornbeck Offshore Services, Inc. from 2002 until February 2011, and as a director of privately held Crazy Mountain Brewery, LLC from 2011 until January 2015. He is also a director of Rockwater Energy Solutions, Inc., a privately held company. He served as the Chairman of the American Exploration and Production Council from 2008 to 2009, and as Chairman of America’s Natural Gas Alliance from 2009 to 2010. In concluding that Mr. Trice is qualified to serve as a director, the Board considered, among other things, his experience as the CEO of a publicly traded independent exploration and production company.

Continuing Directors (Terms to Expire in 2018)

Mr. Phillips S. Baker, Jr., age 56, has served as a QEP director since the Spin-off. He served as a director of Questar from 2004 to 2010. Mr. Baker is the President, CEO and a director of Hecla Mining Company (Hecla), a gold and silver mining company. He served as Chief Financial Officer (CFO) of Hecla from May 2001 to June 2003, and as Chief Operating Officer of Hecla from November 2001 to May 2003, before being named CEO in May 2003. Mr. Baker has 30 years of business experience, including 18 years of financial management, more than ten years as CEO of an NYSE-listed company and more than 20 years of directorships of public companies. In concluding that Mr. Baker is qualified to serve as a director, the Board considered, among other things, his financial knowledge and his extensive executive management and financial experience.

Mr. Charles B. Stanley, age 57, has served as President, CEO and a director of QEP since June 2010 and Chairman of the Board since May 2012. He also served in the same roles for QEP Midstream Partners, GP, LLC, the general partner of QEP Midstream Partners, LP (QEPM) from 2013 until December 2014. Mr. Stanley served as Executive Vice President of Questar from 2002 to 2008 and as Executive Vice President and Chief Operating Officer from 2008 until the Spin-off. He also served as a director of Questar from 2002 until the Spin-off. Prior to joining Questar, he served as President, CEO and a director of El Paso Oil and Gas Canada from 2000 to 2002, and as President and CEO of Coastal Gas International Company from 1995 to 2000. He is a director of Hecla Mining Company and serves on the boards of various natural gas industry trade organizations, including the American Exploration and Production Council. He currently serves as Chairman of America’s Natural Gas Alliance, an industry association representing large independent natural gas producers. In concluding that Mr. Stanley is qualified to serve as a director, the Board considered, among other things, his more than 29 years of experience in the oil and gas industry.

GOVERNANCE INFORMATION

Governance Update
There were several governance developments to highlight from our last annual meeting, including:

•	In last year’s say-on-pay vote, 94% of voting shareholders supported the Company’s compensation program.

•
As a result of a majority-supported non-binding shareholder proposal to eliminate supermajority voting, the Company is submitting to a vote and supporting its own proposal in this proxy statement to amend our Certificate of Incorporation to replace the 80% supermajority voting standard with a majority of outstanding shares voting standard.

•
As noted in the “Shareholder Engagement” section below, the Company expanded its shareholder outreach program during 2015 by contacting over 35 shareholders owning in excess of 75% of our outstanding shares. The Company plans to continue with its expanded shareholder outreach program going forward.

General Governance Information
We seek to implement best practices in corporate governance, including state-of-the-art Code of Conduct, Corporate Governance Guidelines and committee charters. Our committee charters, all as amended from time to time, are available on the Company’s website at http://ir.qepres.com/phoenix.zhtml?c=237732&p=irol-govhighlights. These documents provide the framework for our corporate governance. Any of these documents will be furnished in print free of charge to any interested party who requests them.

Shareholder Engagement
We believe that shareholder engagement is essential to maintaining our good corporate governance practices. Throughout the year, we engage with our shareholders to gain valuable insights into the current and emerging governance issues about which they care most. During the fall of 2015, we expanded our shareholder outreach program to better understand our shareholders’ views on a wide range of topics, including corporate governance matters and executive compensation. We contacted over 35 of our largest investors owning in excess of 75% of our outstanding shares. We obtained feedback on key compensation, governance and environmental issues. The feedback received was summarized, presented to and evaluated by the Governance Committee and the Board. Key learnings from this effort were considered by our Board in conjunction with preparing this proxy statement and in making decisions reflected herein. This includes our Board’s decisions to run a management proposal to replace supermajority voting provisions in our Certificate of Incorporation and Bylaws with a “majority of the outstanding shares” voting standard and to oppose a shareholder proposal requiring that we separate the roles of chairman and CEO.

We value the feedback provided by our shareholders and look forward to continued, open dialogue on corporate governance issues, executive compensation decisions and other matters relevant to our business.

Director Independence
The Board evaluated all business, family and charitable relationships between the Company and the independent directors during 2015 and the first two months of 2016. Our Board has affirmatively determined that, with the exception of Mr. Stanley, each of the Company’s directors serving on the Board during 2015 and early 2016 (including Thomas C. O’Connor who resigned effective January 6, 2015 and L. Richard Flury and Robert E. McKee, III, who both retired from the Board effective May 12, 2015) is independent under all applicable rules and regulations, including listing requirements of the NYSE as set forth in Section 303A.02 of the Listed Company Manual, and the Company’s Corporate Governance Guidelines. The Board also determined that no independent director has a material relationship with the Company that could impair the director’s independence. The criteria applied by our Board in determining independence are available on the Company’s website at http://media.corporate-ir.net/media_files/IROL/23/237732/cg/Corporate-Governance-Guidelines-v4(3)_v001_d35ok8.pdf. The Board evaluates independence on an ongoing basis.

Board Leadership Structure
Based on its experience, considerable engagement with shareholders and an assessment of research on this issue, the Board understands that there are a variety of viewpoints concerning a board’s optimal leadership structure; that available empirical data concerning the impact of board leadership on shareholder value is inconclusive; and, accordingly, that there is no single, generally accepted approach to board leadership in the United States. Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances change. Currently, our Board believes that a strong Lead Director and a combined Chairman and CEO allow our Lead Director to provide independent Board leadership and permit our Chairman and CEO to use his knowledge of the Company to focus Board discussions. The combined role of Chairman and CEO also ensures that the Company presents its strategy to shareholders, employees and other stakeholders with a single voice. Our shareholders supported this approach in 2013, with approximately 80% of votes cast opposing a shareholder proposal to separate the roles of Chairman and CEO. Moreover, during our 2015 shareholder outreach effort directed at over 35 of our shareholders representing over 75% of our share ownership, no shareholders expressed concern with our currently having a combined Chairman and CEO.
The Lead Director is selected annually. Dr. M. W. Scoggins, one of the Company’s independent directors, was elected by the other independent directors to serve as the current Lead Director. In this role, he:

•	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serves as liaison between the Chairman and the independent directors;

•	Approves information sent to the Board;

•	Approves meeting agendas for the Board;

•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	Ensures that he is available for consultation and direct communication, if requested by major shareholders.

Board Committees
Our Board has an Audit Committee, Compensation Committee and a Governance Committee, each of which is composed solely of independent directors. As noted above, each committee has a charter that can be found on the Company’s website (http://ir.qepres.com/phoenix.zhtml?c=237732&p=irol-govhighlights) and will be provided in print without charge at the request of any interested party. The following section includes information about our Board committees. The members of our Board and the Board committees on which they currently serve are identified below.

Director	Audit	Compensation	Governance
Phillips S. Baker, Jr.	Chair		X
Julie A. Dill	X	X
Robert F. Heinemann	X	X
M. W. Scoggins	X	X	Chair
Charles B. Stanley
William L. Thacker, III	X		X
David A. Trice		Chair	X

Audit Committee
The Audit Committee reviews auditing, accounting, financial reporting and internal control functions, and oversees risk assessment and compliance activities. The Audit Committee has the sole authority to hire, compensate, retain, oversee and terminate the Company’s independent auditor. The Audit Committee also has sole authority to pre-approve all terms and fees for audit services, audit-related services and other services to be performed by the Company’s independent auditor. The Audit Committee also reviews any related-person transactions brought to its attention that could reasonably be expected to have a material impact on the Company’s financial statements and determines whether any action is necessary.

The Audit Committee meets all the requirements set forth in Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual. The Board has determined that all members of the Audit Committee satisfy the standards for independence as they relate to audit committees as set forth in Section 303A.02 of the NYSE Listed Company Manual and as set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (Exchange Act). The Audit Committee frequently meets in executive sessions, and meets with the internal auditors and independent auditors outside the presence of management. All Audit Committee members qualify as audit committee financial experts.

Compensation Committee
The Compensation Committee oversees our executive compensation program and benefit plans and policies; administers our short- and long-term incentive plans, including equity-based programs; oversees and annually reviews short- and long-term as well as emergency succession planning; approves compensation decisions for officers; recommends CEO total compensation to the full Board; and annually reviews the performance of the CEO. The Compensation Committee oversees the risk assessment of our executive and non-executive compensation programs.

The Compensation Committee also considers and makes recommendations to the full Board regarding compensation for independent directors. The Compensation Committee frequently meets in executive sessions to discuss and approve compensation for officers. The Board has determined that each member of the Compensation Committee meets the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual, and that each qualifies as an independent director under Rule 16b-3 of the Exchange Act and as an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

The Compensation Committee has authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to, and may meet separately with, the Compensation Committee, and may consult with the Compensation Committee Chairman between meetings. The Compensation Committee retained Meridian Compensation Partners, LLC (the Consultant) to advise it as to executive and director compensation in fiscal year 2015. The Compensation Committee considered the factors outlined by the NYSE and determined that the Consultant is independent under those factors, and that the Consultant’s work in 2015 did not create any conflict of interest with respect to its representation of the Compensation Committee. See “Role of Compensation Consultant” in the Compensation Discussion and Analysis section for a description of the Consultant’s duties.

The Compensation Committee has authorized Mr. Stanley, our CEO, and Margo Fiala, the Vice President of Human Resources, to grant restricted stock to newly hired employees and for employee retention up to a limit of $250,000 per grant. This authority is subject to certain limitations, and does not extend to grants to officers or directors. The full Compensation Committee will review each grant made by Mr. Stanley or Ms. Fiala at its next meeting following any such grant. The Compensation Committee has also delegated to its Chair, currently Mr. Trice, authority to replenish the pool of shares to be granted by Mr. Stanley or Ms. Fiala. The full Compensation Committee will review any such replenishment at its next meeting following the replenishment.

Governance Committee
The Governance Committee, which also functions as the Company’s nominating committee, is responsible for committee assignments; new director searches; drafting and revising the Corporate Governance Guidelines; conducting annual evaluations of the Board, its committees and individual directors; and making recommendations to the full Board on various governance issues. The Board has determined that all members of the Governance Committee meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual.

The Governance Committee’s Charter defines the criteria for director nominees, including nominees recommended by shareholders and self-nominees. These criteria provide a framework for evaluating all nominees as well as incumbent directors. The key criteria are personal and professional integrity and ethics; experience in the Company’s lines of business; experience as a CEO, president, CFO or senior officer of a public company or extensive experience in finance or accounting; currently active in business at least part time or recently retired, with skills and experience needed to serve as a member of the Board; experience as a board member of another publicly-held company; willingness to commit time and resources to serve as a director; and good business judgment, including the ability to make independent analytical inquiries. The Board considers candidates who will contribute a broad range of knowledge, talents, skills and expertise, particularly in the areas of the oil and natural gas industry, strategic planning, accounting and finance, corporate governance, management and diversity of the Board in terms of race, gender, ethnicity or professional background, sufficient to provide prudent guidance about the Company’s operations and interests.

Nominees must be less than 72 years of age. The Company has paid fees to search firms to assist in locating qualified independent director candidates. The Governance Committee will consider director nominations made by shareholders entitled to vote at the Annual Meeting. To make a nomination for election at the 2017 Annual Meeting of Shareholders, a shareholder must provide written notice, along with supporting information (as described below) regarding such nominee, to our Corporate Secretary between January 16 and February 15, 2017. The Governance Committee evaluates nominees recommended by the shareholders using the same criteria it uses for other nominees.

The notice to our Corporate Secretary must be accompanied by the following information (among other information) about the shareholder seeking to nominate a director (Proposing Person): (1) the name and address of the Proposing Person; (2) the number of shares of the Company’s stock beneficially owned and of record by such Proposing Person; (3) any option, warrant or other derivative security owned beneficially by such Proposing Person; (4) any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Company; (5) any short interest in any security of the Company; (6) any performance-related fees to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the Company; (7) any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Company and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting; (8) any significant equity interests or any derivative instruments or short interests in any principal competitor of the Company held by such Proposing Person; (9) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company; (10) any material transaction occurring during the prior 12 months between such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand; and (11) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act.

The notice must also provide (1) the name of each nominee; (2) the number of shares of our common stock owned by each nominee; (3) a description of all arrangements and understandings between the Proposing Person and nominee pursuant to which the nomination is made; (4) a questionnaire (provided by our Corporate Secretary upon request) completed by the nominee regarding the background and qualifications of the nominee and any person on whose behalf the nomination is being made; (5) a written representation and agreement (in the form provided by our Corporate Secretary upon request) that the nominee (i) is not and will not be a party to any voting commitment that has not been disclosed to the Company or that would interfere with the person’s fiduciary duties under applicable law if elected; (ii) is not and will not be a party to any compensation, reimbursement or indemnification agreement in connection with services as a director that has not been disclosed to the Company; and (iii) agrees to comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership, and trading policies and guidelines of the Company; (6) a signed consent of the nominee to serve as a director if elected; and (7) such other information concerning the nominee as would be required, under SEC rules, in a proxy statement soliciting proxies for the election of the nominee.

Board Risk Oversight
Our Board, as a whole and through its committees, is responsible for overseeing risk management. The Company’s executive officers are responsible for day-to-day management of the material risks the Company faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed by management are adequate and functioning as designed. Our Board and its committees regularly discuss material risk exposures, the disclosure of risks, the potential impact of risks on the Company and the efforts of management to address the identified risks.

A number of Board processes support our risk management program. The full Board regularly reviews operational, regulatory and environmental risks and discusses the Company’s enterprise risk management program. The Board reviews and approves the capital budget and certain capital projects, the hedging policy, significant acquisitions and divestitures, equity and debt offerings, and other significant activities.

The Audit Committee plays an important role in risk management by assisting the Board in fulfilling its responsibility to oversee the integrity of the financial statements and our compliance with legal and regulatory requirements. The Audit Committee retains and interacts regularly with our independent auditors and also meets regularly with our internal auditors. Additionally, the Audit Committee reviews financial and accounting risk exposure, the Company’s proved oil and gas reserves estimation reporting process and disclosure, issues related to cybersecurity and the Company’s internal controls. The Audit Committee also oversees ethics and compliance procedures and reporting.

The Compensation Committee reviews the compensation program to ensure it is aligned with our compensation objectives and to address any potential risks it may create. The Compensation Committee has designed our short- and long-term compensation plans with features that reduce the likelihood of excessive risk-taking, including a balanced mix of cash and equity and short- and long-term incentives, an appropriate balance of operating and financial performance measures, a proper balance of fixed and at-risk compensation components, significant stock ownership requirements for officers, extended vesting schedules on equity grants, and caps on incentive awards.

Our Governance Committee’s role in risk management includes regularly reviewing developments in corporate governance and reviewing our Corporate Governance Guidelines to recommend appropriate action to the full Board. The Governance Committee also establishes criteria for and determines director independence, provides input for Board membership and committee assignments, and makes adjustments to ensure that we have appropriate director expertise to oversee the Company’s evolving business operations.

Stock Ownership Guidelines for Non-Employee Directors
Our Board adopted stock ownership guidelines for independent directors to align the interests of our directors with the interests of our shareholders and to promote our commitment to best practices in corporate governance. Within five years of beginning their service, independent directors are required to hold QEP shares with a value equal to five times the amount of their annual cash compensation. Shares that count toward satisfaction of the guidelines include common stock owned by the director and phantom stock attributable to deferred compensation. All of the independent directors who have served for five years or longer hold a sufficient number of shares to satisfy these guidelines. The Board reviewed these guidelines again in 2015 and determined they were appropriate.

Limits on Board Service
Our directors may not serve on the board of directors of more than six public companies. Our CEO may not serve on more than two boards in addition to our Board. A member of our Audit Committee may not simultaneously serve on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the director’s ability to serve effectively on our Audit Committee.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2015 were Drs. Heinemann and Scoggins, Mr. Trice and Ms. Dill. No member of our Compensation Committee was at any time prior to or during 2015, or the first three months of 2016, an officer or employee of the Company. Additionally, no member of the Compensation Committee had any relationship with our Company requiring disclosure as a related-party transaction. During the 2015 fiscal year, no executive officer of our Company served on the compensation committee of any other entity that had one or more of its executive officers serving as a member of our Compensation Committee. Furthermore, no executive officer of our Company served on the Compensation Committee of another company that had one of its executive officers serve as a member of our Board.

Communications with Directors
Interested parties may communicate with the full Board, non-management directors as a group or individual directors by sending a letter in care of the Corporate Secretary at QEP Resources, Inc., 1050 17th Street, Suite 800, Denver, Colorado 80265. Our Corporate Secretary has the authority to discard any solicitations, advertisements or other inappropriate communications, but will forward any other mail to the named director or group of directors.

Attendance at Meetings
The QEP Board and committees of the Board held the following number of meetings in 2015:

	Board	Audit Committee	Compensation Committee	Governance Committee
Number of Meetings	5	6	5	4

All directors attended at least 75% of the aggregate meetings they were required to attend. Our directors are expected to attend the Annual Meeting. All of the directors attended the 2015 Annual Meeting of Shareholders.

Family Relationships
None of the current directors or executive officers is related to any other director or executive officer.

Director Retirement Policy
Our Board has adopted a retirement policy that permits an independent director to continue serving until the annual meeting following his or her 72nd birthday, provided that the director remains actively engaged in business, financial or community affairs. The Board may waive these requirements in certain situations. The Board does not believe that directors who retire, resign or otherwise materially change their position with their employers should necessarily leave the Board; however, they are required to submit a notice of any such retirement, resignation or change to the Chairman of the Board and Chairman of the Governance Committee. The Board will then review the continued appropriateness of Board membership under the changed circumstances.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are those that involve our directors, executive officers, director nominees, greater than 5% shareholders, immediate family members of these persons or entities in which one of these persons has a direct or indirect material interest. Pursuant to the procedures described below, we review all transactions that would involve amounts exceeding $120,000 (the current threshold required to be disclosed in the proxy statement under SEC regulations) and certain other similar transactions.

Review and Approval of Transactions with Related Persons
Pursuant to the terms of our Corporate Governance Guidelines, we require that all executive officers and directors report to our Corporate Secretary, any event or anticipated event that might qualify as a related-person transaction. The Corporate Secretary would then report those transactions to the Audit Committee. We also collect information from questionnaires sent to executive officers and directors early each year that are designed to reveal related-person transactions. If a report or questionnaire shows a potential related-person transaction, our Audit Committee will review the transaction in accordance with our Code of Conduct. The Audit Committee will review pending and ongoing transactions to determine whether they conflict with the best interests of the Company, impact a director’s independence or conflict with our Code of Conduct. If the transaction is completed, the Audit Committee will determine whether rescission of the transaction, disciplinary action or re-evaluation of independence is required. If a waiver to the Code of Conduct is granted to an executive officer or director, the nature of the waiver will be disclosed on our website (www.qepres.com), in a press release or on a current report on Form 8-K.

SECURITY OWNERSHIP

The information provided below summarizes the beneficial ownership of our common stock by our named executive officers, each of our directors, all of our executive officers and directors as a group, and persons owning more than 5% of our common stock. “Beneficial ownership” generally includes those shares of common stock held by someone who has investment and/or voting authority of such shares or has the right to acquire such common stock within 60 days. The ownership includes common stock that is held directly and also stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding.

Directors and Executive Officers
The following table lists the shares of our common stock beneficially owned by each director, named executive officer, and all directors and executive officers as a group as of March 8, 2016. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of March 8, 2016, are included as outstanding and beneficially owned for that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes below, the holders have sole voting and dispositive powers over the shares. The Company has no knowledge of any arrangement that would, at a subsequent date, result in a change in control of the Company.

	Amount and Nature of Beneficial Ownership
Name	Common Stock Beneficially Owned		Common Stock Acquirable Within 60 Days		Total Beneficially Owned	Percent of Class[8]
Charles B. Stanley	762,904	[1,2,3,4,5]	416,150		1,179,054	*
Richard J. Doleshek	281,690	[1,2,3]	302,685		584,375	*
Jim E. Torgerson	215,336	[1,2,3]	123,232		338,568	*
Christopher K. Woosley	87,790	[1,2]	42,235		130,025	*
Austin S. Murr	105,708	[1,2,3]	56,150		161,858	*
Phillips S. Baker, Jr.	14,897		49,571	[6]	64,468	*
Julie A. Dill	525		37,518	[6]	38,043	*
Robert F. Heinemann	7,200		33,407	[6]	40,607	*
M. W. Scoggins	7,700	[7]	109,827	[6]	117,527	*
William L. Thacker, III	0		34,141	[6]	34,141	*
David A. Trice	15,000		47,863	[6]	62,863	*
Other executive officers	146,985	[1,2,3]	56,012		202,997	*
All directors and executive officers (14 individuals)	1,645,735		1,308,791		2,954,526	1.36%

1.
Includes the following unvested restricted shares for which the owners have sole voting power, but which cannot be disposed of until they vest: Mr. Stanley owns 258,012 shares; Mr. Doleshek owns 135,539 shares; Mr. Torgerson owns 105,054 shares; Mr. Murr owns 36,877 shares; Mr. Woosley owns 63,969 shares; and the other executive officers have a combined ownership of 101,189 shares.

2.
Does not include the following executives' long-term cash incentive amounts measured in performance share units (PSUs) pursuant to the QEP Cash Incentive Plan, which are subject to a cash payout to the extent certain performance objectives are achieved: Mr. Stanley owns 362,452 PSUs; Mr. Doleshek owns 178,206 PSUs; Mr. Torgerson owns 145,981 PSUs; Mr. Murr owns 35,192 PSUs; Mr. Woosley owns 51,086 PSUs; and the other executive officers have a combined ownership of 79,799 PSUs.

3.
Does not include the following phantom stock units held in the QEP Deferred Compensation Wrap Plan: Mr. Stanley owns 53,605 units; Mr. Doleshek owns 7,147 units; Mr. Torgerson owns 6,133 units; Mr. Murr owns 2,667 units; and the other executive officers have a combined ownership of 5,143 units.

4.
Does not include 169,907 shares owned by the QEP Resources Educational Foundation (Foundation), a non-profit corporation. As Chairman of the Foundation’s Board of Trustees, Mr. Stanley has voting power for the shares but disclaims any beneficial ownership of the shares.

5.	Includes 415,258 shares held in a trust for which Mr. Stanley has shared voting and dispositive powers with his spouse.

6.
Represents fully-vested phantom stock units held in the QEP Deferred Compensation Plan for Directors, which are payable in cash or shares of QEP common stock (at the director's election) upon termination of the director's service on the Board.

7.	Shares are held in a joint account for which Dr. Scoggins has shared voting and dispositive powers with his spouse.

8.	The percentage of shares owned is less than 1% unless otherwise stated.

Certain Beneficial Owners
The following table sets forth information with respect to each person known by the Company to beneficially own more than 5% of our common stock as of March 8, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Wellington Management Group, LLP, 280 Congress Street, Boston MA 02210	20,702,299[1]	9.5%
Blackrock, Inc., 55 E. 52nd Street, New York, NY 10022	12,688,175[2]	5.8%
Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	12,181,333[3]	5.6%
Boston Partners, One Beacon Street Boston, MA 02108	11,476,883[4]	5.3%

1.
Based upon its Schedule 13G/A filed with the SEC on February 11, 2016, as of December 31, 2015, Wellington Management had shared voting power of 14,450,773 shares and shared dispositive power of 20,702,299 shares.

2.
Based on its Schedule 13G/A filed with the SEC on February 10, 2016, as of December 31, 2015, Blackrock had sole voting power of 11,833,998 shares; sole dispositive power of 12,622,479 shares; and shared voting and dispositive power of 65,696 shares.

3.
Based upon its Schedule 13G/A filed with the SEC on February 10, 2016, as of December 31, 2015, Vanguard had sole voting power of 119,159 shares; sole dispositive power of 12,062,774 shares; shared voting power of 9,800 shares; and shared dispositive power of 118,559 shares.

4.
Based upon its Schedule 13G/A filed with the SEC on March 7, 2016, as of February 29, 2016, Boston Partners had sole voting power of 9,448,503 shares; shared voting power of 55,267 shares; and sole dispositive power of 11,476,883 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and regulations promulgated by the SEC, the Company’s directors and officers subject to Section 16(a) and persons who beneficially own more than 10% of the Company’s stock are required to file reports of ownership and changes in ownership with the SEC. The Company’s Corporate Secretary department prepares reports for directors and officers subject to Section 16(a)based on information known and otherwise supplied, including information provided in response to director and officer questionnaires. Based on this information, the Company believes that all filing requirements under Section 16(a) of the Exchange Act with respect to the Company’s directors and officers subject to Section 16(a)were satisfied in 2015.

AUDIT COMMITTEE REPORT

The Audit Committee adopted its Charter in 2010 upon formation of the Company and has amended it from time to time. Audit Committee members are appointed each year by the Board to review the Company’s financial matters. The Board has determined that each member of our Audit Committee meets the independence requirements set by the NYSE. The Board has also determined that all members of the Audit Committee are audit committee financial experts as defined by the SEC. No member of the Audit Committee serves as a member of the audit committee of more than three public companies.

We reviewed and discussed with the Company’s management the audited financial statements for the year ended December 31, 2015. We discussed with representatives of PwC, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU§ 380), Communication with Audit Committees. We have also received the written disclosures and the letter from PwC, which are required by applicable provisions of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and we have discussed with representatives of PwC its independence from the Company. We have also discussed with the Company’s officers and PwC such other matters and received such assurances from them as we deemed appropriate.

Based on our review and discussions, we have recommended to the Company’s Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

By the Audit Committee:

Phillips S. Baker, Jr., Chair
Julie A. Dill
Robert F. Heinemann
M. W. Scoggins
William L. Thacker, III

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management and, based on our review and discussions, have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

David A. Trice, Chair
Julie A. Dill
Robert F. Heinemann
M. W. Scoggins

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

NAMED EXECUTIVE OFFICERS

The Company’s Named Executive Officers (NEOs) include its principal executive officer, its principal financial officer and its three other most highly compensated executive officers as set forth below.

Name and Title	Background
Charles B. Stanley Chairman, President and Chief Executive Officer (CEO)
Charles B. Stanley, age 57, has served as President and CEO of QEP since the Spin-off in 2010 and as Chairman of the Board since May 2012. He served as Executive Vice President and Chief Operating Officer of Questar and as a director of Questar from 2002 until the Spin-off. Mr. Stanley served as President, CEO and a director of El Paso Oil and Gas Canada from 2000 to 2002 and as President and CEO of Coastal Gas International Company from 1995 to 2000.

Richard J. Doleshek Executive Vice President, Chief Financial Officer (CFO)
Richard J. Doleshek, age 57, has been the Executive Vice President and CFO of QEP since 2010. Previously, Mr. Doleshek served as Executive Vice President and CFO of Questar from 2009 to 2010. Prior to joining Questar, Mr. Doleshek was Executive Vice President and CFO of Hilcorp Energy Company from 2001 to 2009.

Jim E. Torgerson Executive Vice President (EVP), QEP Energy
Jim E. Torgerson, age 52, has been the Executive Vice President of QEP Energy since September 2013. Previously, Mr. Torgerson was the Senior Vice President, Operations from January 2012 to August 2013 and the Senior Vice President of Drilling and Completions (2010). Prior to 2010, Mr. Torgerson held the following titles with Questar: Vice President, Drilling and Completions (2009); and Vice President, Rockies Drilling and Completions (2005 to 2008).

Christopher K. Woosley Vice President and General Counsel
Christopher K. Woosley, age 46, has served as Vice President and General Counsel since 2012. He served as a Senior Attorney from 2010 until 2012. Prior to joining QEP, Mr. Woosley served as outside counsel to Questar as a partner in the law firm Cooper Newsome & Woosley PLLP from 2003 until 2010. Mr. Woosley was also appointed Corporate Secretary in January 2016.

Austin S. Murr Senior Vice President, Business Development
Austin S. Murr, age 62, was named Senior Vice President of Business Development in 2011. He served as Vice President of Land and Business Development from 2006 to 2011 and Director of Business Development from 2004 to 2006. Prior to joining QEP, Mr. Murr worked in the oil and gas industry for over 20 years as a landman, lawyer, commercial manager, business developer and senior level executive in the United States, Africa and Latin America.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business

QEP Resources, Inc. (QEP or the Company) is a leading independent crude oil and natural gas production company focused in two major regions of the United States: the Northern Region (primarily in Wyoming, North Dakota and Utah) and the Southern Region (primarily in Texas and Louisiana). Our corporate headquarters are located in Denver, Colorado, and our common shares trade on the New York Stock Exchange under the ticker symbol QEP.

QEP explores for, acquires, develops and produces crude oil and natural gas onshore in the United States. We conduct exploration and production (E&P) activities in several of North America’s most important hydrocarbon resource plays. QEP has substantial acreage positions and an inventory of identified development drilling locations in the Williston Basin in North Dakota, the Permian Basin in western Texas, the Pinedale Anticline in western Wyoming, the Uinta Basin in eastern Utah, Haynesville/Cotton Valley in northwestern Louisiana, and other proven properties in Wyoming, Utah and Colorado. Resource plays are characterized by unconventional oil or gas accumulations in continuous tight sands or shale that underlie broad geographic areas. The lateral continuity of resource plays means that aside from wells abandoned due to mechanical issues, we do not expect to drill many unsuccessful wells as we develop our assets. Resource plays allow us the opportunity to gain considerable operational efficiencies through high-density, repeatable drilling and completion operations. We believe we have a large inventory of lower-risk, predictable development drilling locations across our acreage holdings in the onshore United States that provide a solid base for growth in organic production and reserves.

The following map illustrates our significant E&P activities, the location of our Northern and Southern Regions, and related reserve and production data as of December 31, 2015:

2015 Production
326.8 Bcfe

Northern 253.4 Bcfe
Southern 73.4 Bcfe

2015 Reserves
3,620.2 Bcfe

Northern 2,844.0 Bcfe
Southern 776.2 Bcfe

Oil plays
Liquids-rich plays
Dry-gas play
ND
Williston Basin
Pinedale Anticline
WY
Uinta Basin
UT
CO
Northern Region
Southern Region
OK
TX
LA
Permian Basin
Haynesville

In 2010, we separated from Questar Corporation, an integrated natural gas company that was engaged in all facets of the natural gas business, in a spinoff of our business into a new public company. At the time of the spinoff, we were predominantly a natural gas producer, gatherer and processor.

As part of our corporate strategy, management has focused on diversifying our E&P assets to increase the relative proportion of crude oil production and reserves in our asset portfolio to lessen our exposure to single-commodity price risk. We have accomplished this transition through a series of oil and gas property and undeveloped leasehold acquisitions and divestitures. In late 2014, we further simplified and focused our business through the sale of our midstream gas gathering and processing business, including our GP and LP interest in a separate publicly traded master limited partnership, QEP Midstream Partners, LP (QEPM), for $2.5 billion in cash, including $230.0 million to refinance debt at QEPM. These transactions have dramatically reshaped our asset portfolio and the nature of our business.

The following charts show management’s progress on executing our strategy:

INCREASING CRUDE OIL PRODUCTION

Oil production (MMBbl)
25
20
15
10
5
-
46% CAGR
3.0
3.7
6.3
10.2
17.1
19.6
2010
2011
2012
2013
2014
2015

Business Overview

The prices of crude oil and natural gas are volatile and impact our earnings, cash flows, asset values and stock price. During the past six years, the posted price for West Texas Intermediate (WTI) has ranged from a low of $26.19 per barrel in February 2016 to a high of $113.39 per barrel in April 2011. The Henry Hub spot market price of natural gas has ranged from a low of $1.63 per MMBtu in December 2015 to a high of $8.15 per MMBtu in February 2014. Throughout 2015, the prices of crude oil and natural gas decreased dramatically due to over-supplied markets combined with weak and uncertain global demand. The collapse in the commodity prices, especially the forward curve, drove stock price decreases across our industry, including our own stock.
Despite the collapse in the commodity prices, QEP’s 2015 success was a result of significant corporate actions, which began during 2014 and continued throughout 2015, to simplify our business and strengthen our overall financial position. These actions included:

•	The sale of substantially all of QEP’s midstream business, including our GP and LP interests in QEPM, for total cash proceeds of $2.5 billion, including $230.0 million to refinance debt at QEPM;

•	The acquisition of crude oil and natural gas properties in the Permian Basin of Texas for an aggregate purchase price of $941.8 million;

•	The sale of certain non-core E&P assets for aggregate proceeds of approximately $783.8 million; and

•	The repayment of a $600.0 million term loan and outstanding borrowings under our revolving credit facility.

These actions positioned QEP to withstand the sharp decline of commodity prices in Q4 2014 that persisted throughout 2015 and into 2016.

2015 Financial and Operating Highlights

In response to the commodity price environment, we reduced our drilling and completion activities in 2015, slowed production growth, reduced costs and preserved our liquidity. We plan to continue these strategies in 2016. We are focused on driving improved operating performance by optimizing reservoir development, enhancing well completion designs, and aggressively pursuing cost reductions.

Our financial and operating highlights for 2015 are as follows:

•	Achieved record equivalent production of 326.8 Bcfe, a 1% increase over 2014;

•	Increased oil production to 19.6 MMbbls, a 14% increase over 2014, including 76% growth in the Permian Basin and 13% growth in the Williston Basin;

•	Increased natural gas production to 181.1 Bcf, including record production in Pinedale;

•	Generated crude oil revenues that accounted for 60% of field-level revenues;

•
Generated a net loss of $149.4 million, or $0.85 per diluted share, primarily driven by unrealized losses from the mark-to-market change on derivative contracts of $183.7 million and impairment charges of $55.6 million;

•	Generated $1,029.3 million of Adjusted EBITDA[1];

•	Incurred capital expenditures (excluding property acquisitions) of $1,011.9 million, a 41% reduction from 2014;

•	Reduced general and administrative expenses by $23.3 million, or 11%;

•	Received field-level prices that were 42% lower than in 2014, however, our commodity derivative contracts offset 19% of this decrease; and

•	Maintained $376.1 million in cash and cash equivalents and had no borrowings under our revolving credit facility.
_____________________
1Adjusted EBITDA is a non-GAAP financial measure. We believe Adjusted EBITDA is an important measure of our financial performance relative to other oil and gas producing companies. We define Adjusted EBITDA as earnings before interest, income taxes, depreciation, depletion and amortization (EBITDA), adjusted to exclude changes in fair value of derivative contracts, exploration expenses, gains and losses from asset sales, impairment, and certain other non-cash and/or non-recurring items. A reconciliation of Adjusted EBITDA to our net income determined pursuant to generally accepted accounting principles (GAAP) for the year ended December 31, 2015, is included in Appendix A to this proxy statement.

Summary of Compensation Actions

Significant Program Changes in 2015
Our stockholders have overwhelmingly approved our executive compensation programs in past say-on-pay votes (averaging 94% of the votes cast for the past 4 years). To continue our strong governance approach, we made the following changes in 2015 to our compensation programs:

•	Implemented a double trigger change-in-control provision for all future long-term incentive (LTI) awards;

•	Adopted a clawback policy for all Section 16 officers;

•
Evaluated 2015 Annual Incentive Plan (AIP) performance-based on a qualitative review of our financial, operating, safety and environmental results. This provided the Compensation Committee greater flexibility to determine results in light of extreme industry uncertainty rather than referencing a formulaic outcome; and

•	Increased the number of independent exploration and production companies in our peer group to provide greater statistical reliability during this period of significant change going on in our industry.

Compensation Actions for 2015

•	Froze the base salaries of all NEOs in recognition of industry conditions and other company-wide cost control initiatives;

•	Awarded below target annual cash incentives to our NEOs with all awards at 80% of target;

•	Increased the performance-based portion of LTI awards to our top three NEOs to 60% of the total LTI grant, consisting of 40% performance share units (PSUs) and 20% stock options;

•	Paid out the 2013 PSU awards at 108% of target based upon our relative total shareholder return (TSR) from January 1, 2013 to December 31, 2015;

•	Replaced certain officers’ unvested QEPM LTI awards (which were forfeited as a result of the sale of QEPM) with QEP restricted stock on the same vesting schedule as the original awards; and

•
Made one-time awards of restricted stock were made to certain executives in February 2015 in recognition of extraordinary efforts in the timely and highly successful $2.5 billion sale of our midstream business in late 2014. This strategic transaction significantly strengthened QEP to withstand the current industry downturn. These awards vest in equal installments over 3 years.

Shareholder Outreach
In the fall of 2015, we conducted a shareholder outreach program in which we solicited the views of our major shareholders on a variety of issues, including corporate governance and executive compensation. We contacted shareholders representing more than 75% of our outstanding shares and had conversations with several major shareholder representatives. In general, our shareholders expressed support for our performance based compensation programs and encouraged us to provide clear, transparent descriptions of our compensation programs. We reported the views of our shareholders to the Compensation Committee and our Board of Directors and discussed this subject in meetings in October 2015 and February 2016.

Compensation Actions for 2016
Given the continuation of depressed oil and natural gas prices and a high level of uncertainty in the industry, the Compensation Committee made the following decisions for 2016:

•	Continued base salary freezes for all NEOs for a second year;

•	Reduced the value of LTI awards made to all NEOs and directors in February 2016 by 10%;

•	Increased the performance-based portion of LTI awards made in February 2016 to the top three NEOs to 62.5%, consisting of 50% PSUs and 12.5% stock options; and

•
Continued the revised approach to our AIP, which is based on qualitative goals and allows management and the Compensation Committee greater flexibility to consider all factors regarding performance and industry conditions.

Pay and Performance Alignment

Our pay programs are designed to align pay outcomes with both short-term and long-term company performance.

To provide our management team with appropriate incentives to meet short-term objectives, our Compensation Committee has approved our AIP to pay out based on an overall assessment of Company performance (for more information, see the section titled “Compensation Elements – Annual Incentive Program”). The Compensation Committee expects achievement of these goals to result in strong positioning within our industry and greater shareholder value over time.

To provide our management team with the appropriate incentives to pursue strategies that promote long-term shareholder value, our Compensation Committee has approved an executive compensation program that ties a substantial portion of total compensation to long-term equity incentives that provide value based on share price and TSR. As a result, changes in our share price over time significantly impact our management team’s actual realizable compensation. For example, given the decline in our stock price, none of our outstanding stock options are in-the-money.

QEP CEO Realizable Compensation
The following graph illustrates the realizable (in-the-money) value as of December 31, 2015, of our CEO’s compensation over the three-year period ended December 31, 2015, as compared to the amounts reported in the Summary Compensation Table (SCT). This graph illustrates how our compensation plans align our CEO compensation with the value of our stock price. Over these three years, “Realizable Pay” is approximately half the amounts disclosed in our SCT, with the key difference being that the SCT includes LTI award values as of their grant dates versus their current (i.e., December 31, 2015) values. Our shareholders expressed agreement with this alignment by supporting our say-on-pay votes over the past three years with votes between 93% and 94%.

•	SCT Pay represents the total compensation for a given year as reported in the Summary Compensation Table of our proxy statement.

•
Realizable Pay represents salary as determined by the Compensation Committee in the designated year; actual annual cash incentive paid for the designated year’s performance; in-the-money value of stock options granted in the designated year (the number of options granted multiplied by the difference between QEP stock price as of December 31, 2015, and the option exercise price); the number of restricted shares granted in the designated year multiplied by the QEP stock price as of December 31, 2015; the number of PSUs granted during the designated year multiplied by the QEP stock price as of December 31, 2015; and reflecting the payout level based on QEP’s relative TSR performance to date calculated as of December 31, 2015 (108% payout for the 2013 grant, 154% payout for the 2014 grant and 125% payout for the 2015 grant).

Key Features of Our Executive Compensation Program

Our Executive Compensation Practices (What We Do)
✓     Pay for Performance – Over 85% of our CEO’s target total compensation varies based on performance. Our annual cash incentive program is based on key strategic, financial and operational goals, and our LTI program that aligns executive pay with shareholder interests. Beginning in 2016, PSUs tied to relative shareholder return comprise 50% of the LTI grants to our CEO, CFO and EVP.

✓     Double-Trigger Severance and LTI Award Vesting – Upon a change in control, our Executive Severance Plan (the CIC Plan) provides that cash severance benefits and LTI equity awards issued November 2015 and later vest only if the employee is terminated within three years following the change in control.

✓ Clawback Policy - AIP awards for our Section 16 Officers are subject to clawback in the event of a financial restatement due to fraud or misconduct, at the discretion of the Compensation Committee.
✓     Executive Ownership Guidelines – We have adopted stock ownership guidelines for our executives and directors that are consistent with good corporate governance practices. The requirements are 6x base salary for our CEO, 3x for our CFO and 2x for other officers.

✓ External Benchmarking – Our Compensation Committee reviews competitive compensation data based on an appropriate group of E&P peer companies prior to making annual compensation decisions.
✓     Independent Compensation Consultant – Our Compensation Committee has engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.

✓ Tally Sheets – Our Compensation Committee reviews tally sheets prior to making annual executive compensation decisions.
✓     Annual Risk Assessment of Compensation Practices – Our Compensation Committee conducts an annual risk assessment to carefully consider the degree to which compensation plans and decisions affect risk-taking. We do not believe that any of the compensation arrangements in place encourage unnecessary risk-taking.

Prohibited Executive Compensation Practices (What We Don’t Do)
X No Golden Parachute Excise Tax Gross-Ups – We do not provide golden parachute excise tax gross-ups in our Executive Severance Plan or elsewhere.
X No Repricing – Our stock incentive plan does not permit the repricing of underwater stock options without shareholder approval.
X No Hedging, Pledging or Derivatives Trading of QEP Stock – These practices are strictly prohibited for all officers of the Company, including our NEOs.
X      No Excessive Perquisites or Benefits – We offer limited perquisites to our NEOs, consistent with the perquisites offered by our peer companies, to offset the cost of tax preparation, financial planning and related expenses. Our supplemental retirement programs are limited to restoring the benefits lost under our qualified retirement plans, and eligibility is not limited to executives.

X No Employment Agreements – We have no employment agreements with any executive officers.

Compensation Philosophy

The principal tenets of our compensation philosophy are as follows:

Our executive compensation programs should be competitive with our peers to attract, retain and reward effective leaders. We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. Our Compensation Committee determines individual total compensation targets within this framework to provide compensation that correlates with QEP’s relative performance to its peers. We do not, however, target a specific percentile of the peer market data. This approach provides the flexibility needed to manage our executive compensation programs to meet our current business needs.

Our executive compensation programs should be designed to support a performance-based culture. The majority of each of our NEO’s compensation is at risk and based on attainment of short-term goals, long-term performance relative to our peers, and TSR for QEP.

Our executive compensation programs should be designed to align our executives’ interests with those of our stockholders. A substantial portion of our compensation is provided in the form of long-term equity incentives that tie executive pay to stock performance. In addition, we require each of our NEOs to meet rigorous stock ownership guidelines.

Our executive compensation programs should encourage appropriate risk management. The Compensation Committee believes that effective leadership in the oil and gas business requires taking prudent business risks while discouraging excessive risk-taking. To encourage this balance, the Compensation Committee has structured our compensation to include extended three-year vesting schedules on all LTI awards, and to base at least a portion of annual incentive awards on meeting strategic objectives regarding safety, legal and regulatory compliance. Annually, the Compensation Committee’s independent compensation consultant conducts a risk assessment review of our compensation programs to ensure that our programs do not encourage executives to take inappropriate or excessive risks. In addition, we strictly prohibit hedging, pledging or derivatives trading of QEP stock.

Role of Compensation Consultant

Our Compensation Committee engaged Meridian Compensation Partners, LLC (Consultant), as its independent compensation consultant to help ensure that our executive compensation programs are competitive and consistent with our compensation philosophy. In making this decision, the Compensation Committee considered the following:

•	The Consultant’s historical performance in supporting the Compensation Committee and its familiarity with our executive compensation programs;

•	Its extensive experience and familiarity with the compensation programs of our peer companies and sector;

•	The range of compensation services offered by the Consultant; and

•	The independence of the Consultant, considering the independence factors outlined by the NYSE.

Our Compensation Committee determined the scope of the engagement, which included:

•	Providing benchmarking data on executive and outside director compensation for the Compensation Committee to use in its decision-making process;

•	Providing input into plan design discussions and individual compensation actions, as needed;

•	Conducting an executive compensation program risk assessment;

•	Reviewing plan design and recommendations periodically;

•	Reviewing and providing feedback on the compensation-related disclosures in our proxy statement; and

•	Informing the Compensation Committee about recent trends, best practices and other developments affecting executive compensation.

The Consultant does not provide any other services to the Company. The Consultant attended all Compensation Committee meetings, including executive sessions as requested. The Consultant met with members of management, including the CEO and Vice President, Human Resources, in carrying out these duties, but reported exclusively to our Compensation Committee. The Compensation Committee determined that the Consultant’s work in 2015 did not create any conflicts of interest and that the Consultant remains independent.

Compensation Mix

Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide for our NEOs. A significant portion of our executive officers’ compensation is in the form of annual and long-term incentives. Each of these incentives plays a role in aligning pay with performance and the long-term financial interests of our executives with those of our shareholders.

The graph below identifies the mix of variable pay (including target AIP, PSUs, stock options and restricted stock) as a percentage of target total compensation (excluding health, welfare and termination benefits) for the 2015 compensation period for our CEO and other NEOs.

*Excludes one-time LTI awards and QEPM replacement LTI awards.

Compensation Elements

Our compensation program for NEOs aligns with our compensation philosophy and comprises elements designed to address a variety of objectives. The incentive programs that make up the variable elements of total compensation fall under two primary compensation plans: the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan (LTSIP) and the QEP Resources, Inc. Cash Incentive Plan (CIP).

The table below highlights each element of our compensation program and the primary role of such element in achieving our executive compensation objectives. Refer to each specific section for more details on each program.

Compensation Element	Role in Total Compensation
Base Salary
•  Provides fixed compensation based on an individual’s skills, experience and proficiency, market competitive data, and the relative value of the individual’s role within the Company; and
•  Attracts and retains executive talent and helps the Company remain competitive in our industry.

Annual Incentive Program
• Rewards annual Company performance;
• Aligns participants’ compensation with short-term financial and operational objectives specific to each calendar year;
• Motivates participants to meet or exceed internal and external performance expectations; and
• Recognizes individual contributions to the organization’s results.

Long-Term Incentive Program ✓ Performance Share Units ✓ Restricted Stock ✓ Stock Options
• Rewards long-term performance, directly aligned with shareholder interests;
• Provides a strong performance-based equity component;
• Recognizes and rewards share performance relative to industry peers through PSUs based on relative TSR;
• Aligns compensation with sustained long-term value creation;
• Allows executives to acquire a meaningful and sustained ownership stake; and
• Fosters executive retention by vesting awards over multiple years.

Benefits ✓ Health & Welfare ✓ Retirement ✓ Deferred Compensation ✓ Other
• Attracts and retains executive talent and helps the Company remain competitive in our industry by offering a comprehensive employee benefits package;
• Provides health and welfare benefits comparable to those provided to all other employees;
• Provides financial security in the event of various individual risks and maximizes the efficiency of tax-advantaged compensation vehicles; and
• Provides limited perquisites consistent with those offered by our peer companies.

Termination Benefits ✓ Executive Severance Plan ✓ Basic Severance Plan (expired 12/31/15)	• Attracts and retains executive talent in a competitive and changing industry; and • Ensures executives act in the best interests of shareholders in times of heightened uncertainty.

Annual Incentive Program

In the past, our annual incentive plan had a largely formulaic design, with quantitative metrics accounting for approximately 60-70% of the score and performance on key strategic goals the remaining portion. While the Committee and management generally prefer this formulaic approach, it requires the ability to set appropriate and specific quantitative goals at the beginning of the year. Under the difficult industry circumstances, the Compensation Committee did not believe that establishing quantitative performance metrics with formulaic outcomes was the best way to assess or reward performance in 2015. The Compensation Committee approved a more flexible approach for 2015, consisting of three qualitative strategic goals that are key to the Company’s long-term success:

1.	Meet or exceed our Health, Safety and Environmental (HSE) metrics:

•	Increase Hazard Identification Reporting Rate (HIRR) by 20%. HIRR is the number of unplanned events or safety observations where there is no actual loss (injury, spill or property damage).

•	Reduce Total Recordable Injury Rate (TRIR) by 10%. Recordable injuries are those that require treatment beyond first aid.

•	Reduce Environmental Release Rate (ERR) by 10%.

•	Improve HSE systems and processes.

2.	Actively manage and improve our financial and operational results through the following components:

▪	Prudently manage capital investment program in response to commodity prices (i.e., capital expenditure within $50 million of Adjusted EBITDA);

▪	Reduce completed well costs by 20% or more;

▪
Reduce non-employee cash General and Administration (G&A)[1] spending by 10% (this is a subset of G&A that focuses employees on cost reductions in areas they can control such as travel and entertainment costs, use of consultants and other discretionary spending); and

▪	Target flat year-over-year oil production despite reduced drilling (2014 oil production was 17.1MMbbls)

3.	Aggressively pursue merger and acquisition (M&A) opportunities that can provide impactful future growth and shareholder value creation.

For a discussion of 2015 results and payouts under the AIP, see the section below titled “ – Compensation Process – Step 3: Determining Compensation – 2015 Company Performance.”

_____________________
1The non-employee cash G&A expense target and actual amounts for 2015 were $78.2 million and $63.8 million, respectively, and were calculated as follows:

	2014 (in millions)	2015 (in millions)
G&A Expense	$204.4	$181.1
Less: labor and benefits, share-based compensation and other non-cash items	$117.5	$117.3
Non-employee cash G&A	$86.9	$63.8
Less: 10%	$8.7	──
Targeted 2015 non-employee cash G&A	$78.2	──

Long-Term Incentive Program

Our long-term incentive (LTI) program is designed to align executive compensation with long-term stock price and TSR performance, both on an absolute basis and relative to industry peers. Our Compensation Committee determines the total target LTI value for the annual grant to NEOs and delivers that value through a mix of three vehicles: PSUs, stock options and restricted stock. Our Compensation Committee believes, and many of our shareholders agree, that stock options are performance-based, because the awards have no value unless the share price increases after the grant date, which means that both shareholders and employees see an increase in value. Currently, this is evidenced by the fact that none of our outstanding stock option awards are in-the-money.

Our Compensation Committee believes that 50% or more of the grants for our top three NEOs should be performance-based. Therefore, in 2015 the total value of the annual grants to our NEOs was allocated as follows:
*Excludes the one-time LTI awards granted for 2014 performance and the QEPM replacement LTI awards.

Change for 2016 Grants
In February 2016, the Compensation Committee increased the allocation to PSUs to 50% of the total LTI grant value for Messrs. Stanley, Doleshek and Torgerson, and 40% for Messrs. Woosley and Murr. NEOs also received 12.5% of the grant value in stock options, with the remainder in restricted stock.

One-Time LTI Awards
As outlined in the section above titled “Executive Summary – Business Overview,” the strategic and timely sale of our midstream business in December 2014 put us in a strong financial position to weather the current oil and gas industry downturn. Considering the significance of this transaction and the effort expended by Mr. Stanley, Mr. Doleshek and Mr. Woosley to ensure its success, the Compensation Committee determined that a one-time award of restricted stock would provide appropriate reward and serve as an additional retention tool, given the three-year vesting schedule. The Compensation Committee asked the Consultant to conduct an external review of similar situations in our industry to assist in determining the appropriate award size and deliberated in executive session to determine these awards. The Compensation Committee believes strongly in pay for performance and the integrity of our existing compensation programs and considers one-time awards a rare but well-deserved occurrence. This was in addition to the 2014 AIP payout as the Compensation Committee felt strongly that the results achieved by these key executives were above and beyond the scope of that program.

QEPM Replacement Awards
In 2013, several QEP employees, including Mr. Stanley and Mr. Doleshek, received awards of QEPM units intended to vest over a three year period. With the sale of the midstream business (including QEPM) in December 2014, all of our employees' outstanding awards under the QEPM Long-Term Incentive Plan were forfeited. The Compensation Committee provided replacement LTI awards for the unvested and forfeited portion of the original QEPM awards, issued in QEP restricted stock with the same vesting terms. The QEPM Long-Term Incentive Plan was absorbed by the purchaser and there will be no more awards granted under this plan for QEP employees.

PSUs
PSUs utilize phantom shares of stock that track the value of QEP shares but are typically settled in cash. PSUs align our executive compensation with the Company’s TSR performance relative to our peers in the industry. The value realized for PSUs is dependent on both stock price and our relative TSR performance over a three-year period. The chart below summarizes the features of the PSU grants to our NEOs.

Plan	Cash Incentive Plan (CIP)
Participants	Officers selected by the Compensation Committee, including our NEOs
Performance Measure- Relative TSR
The payout is based on the Company’s TSR over the performance period compared to the TSR of a group of peer companies over the same period. TSR combines share price appreciation and dividends paid to determine the total return to the shareholder. TSR is calculated using the average share price for the quarter immediately prior to the beginning and at the end of the performance period, and dividends paid during that period.

Vesting
PSUs vest at the end of a three-year performance period and are payable in cash or shares upon Board certification in the first quarter of the following year. To date, awards have been settled in cash.

Number of PSUs Awarded	The number of PSUs awarded is determined by dividing the target dollar amount of LTI to be issued as PSUs by the closing price per share of QEP common stock on the grant date.
Peer Group
For awards with a 2015-2017 performance period, granted in February 2015, the peer group was expanded. See the section below titled “Compensation Process – Step 1: Establish Peer Group” for more information.

Payout Scale
The payout scale is based on QEP’s percentile rank in the peer group, with interpolation between each point:
•   90th percentile or above: 200% payout
• 70th percentile: 150% payout
• 50th percentile: 100% payout
• 30th percentile: 50% payout
• Below 30th percentile: 0% payout

Payout Calculation
Cash payouts under the program at the end of the performance period are calculated using the following formula:

Target # PSUs awarded X Payout % X Average Q4 stock price of the final year of the performance period (Note: if awards are to be paid in shares, the same payout formula is used but would exclude the Average Q4 stock price component)

Results and payouts of the 2013-2015 performance cycle are discussed in the section below titled “Compensation Process – Step 3: Evaluate Performance.”

Termination Rules
Double trigger change in control provisions were implemented in 2015 for all future awards. Specifically:

For awards granted in November 2015 or later, shares automatically vest only upon an involuntary or constructive termination following a change in control (double trigger).

For awards granted prior to November 2015, in the event of a change in control, unvested PSUs vest immediately based on performance through the change in control.

The shares do not automatically vest upon any other termination circumstance. In the event of retirement, death or disability, the number of PSUs is prorated based on termination date and paid based on actual performance at the end of the applicable performance period.

Stock Options
Stock options align our executive compensation directly with the Company’s market value (or stock price) as the stock price must increase for any value to be realized. The chart below summarizes the features of the stock options granted to our NEOs.

Plan	QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan (LTSIP)
Participants	Officers selected by the Compensation Committee, including our NEOs
Strike Price	The strike price is the price at which the holder of the stock option may purchase a share of common stock and is equal to the closing price per share of QEP common stock on the date of grant.
Vesting	The vesting schedule of the grants extends over a three-year period, with one-third of the shares vesting each year, a feature that encourages retention.
Term	Stock options expire seven years from the date of grant if not earlier exercised or forfeited.
Number of Options Awarded	The number of options awarded is determined by dividing the target dollar amount of LTI to be issued as options by the value of a stock option, determined using the Black-Scholes-Merton method.
Termination Rules
Double trigger change in control provisions were implemented in 2015 for all future awards. Specifically:

For awards granted November 2015 and later, all unvested options automatically vest only upon an involuntary or constructive termination following a change in control (double trigger) or upon death or disability.

For awards granted prior to November 2015, in the event of a change in control, death or disability, all unvested options vest immediately.

Unvested options are forfeited upon any other termination circumstance.

Other	The LTSIP does not permit backdating, discounting or repricing of stock options without shareholder approval.

Restricted Stock
Restricted stock aligns our executive compensation directly with the Company’s market value (or stock price), encourages retention and increases employee ownership in the Company. The chart below summarizes the features of the restricted stock granted to our NEOs.

Plan	LTSIP
Participants	Employees selected by the Compensation Committee, including our NEOs
Vesting	The vesting schedule of the grants extends over a three-year period, with one-third of the shares vesting each year, a feature that encourages retention.
Number of Shares Awarded	The number of shares awarded is determined by dividing the target dollar amount of LTI to be issued as restricted stock by the closing price per share of QEP common stock on the grant date.
Dividends	Dividends are paid on unvested (restricted) shares.
Termination Rules
Double trigger change in control provisions were implemented in 2015 for all future awards. Specifically:

For awards granted November 2015 and later, all unvested shares automatically vest only upon an involuntary or constructive termination following a change in control (double trigger) or upon death or disability.

For awards granted prior to November 2015, in the event of a change in control, death or disability, all unvested shares vest immediately.

Unvested shares are forfeited upon any other termination circumstance.

Compensation Process

Our Compensation Committee is guided by the compensation philosophy described above and utilizes the expertise and objectivity of the Consultant and competitive benchmarking. The key steps in determining compensation for our NEOs are as follows:

Step 1: Establish Peer Group

Our Compensation Committee maintains a peer group of companies, which consists of similarly sized, publicly traded oil and natural gas E&P companies that have similar operating and financial characteristics to us, as they represent QEP’s competition for executive talent. With the assistance of our CEO and the Consultant, our Compensation Committee reviews the composition of the peer group annually to ensure that companies remain relevant for comparative purposes. The peer group is used for benchmarking executive compensation as well as for determining relative TSR performance under the PSU program.

The Compensation Committee referenced compensation data gathered from industry peers in 2014 in connection with its executive compensation decisions made in early 2015, including grants of equity-based compensation to, and base salary freezes for, our NEOs. Due to the changing dynamics in the E&P industry, in February 2015 our Compensation Committee modified the peer group to reflect our current size and operations and to increase the number of peer companies to improve the statistical reliability of the PSU performance result. The companies in bold font below were used for executive compensation benchmarking in October 2014; all of the companies, with the exception of Sandridge, were used for the 2015 PSU grant.

Antero Resources Corp.	Encana Corp.	Rice Energy Inc.
Cabot Oil & Gas Corp.	Energen Corp.	Rosetta Resources Inc.
Carrizo Oil & Gas Inc.	EP Energy Corp.	Sandridge Energy Inc.
Chesapeake Energy Corp.	EQT Corp.	Southwestern Energy Co.
Cimarex Energy Co.	Gulfport Energy Corp.	SM Energy Co.
Concho Resources Inc.	Laredo Petroleum Inc.	Ultra Petroleum Corp.
Continental Resources Inc.	Newfield Exploration Co.	Whiting Petroleum Corp.
Denbury Resources Inc.	Oasis Petroleum Inc.	WPX Energy Inc.
Diamondback Energy Inc.	Range Resources Corp.

Step 2: Determine Total Compensation Targets

At the request of our Compensation Committee, in October 2014, the Consultant conducted a benchmarking analysis to use as a reference point for assessing the competitiveness of QEP’s executive compensation programs. The peer group benchmarking analysis included the 25th, 50th and 75th percentiles for each component of compensation (base salary, AIP target and LTI) and total compensation for the roles of each of our executive officers, including the NEOs. Our Compensation Committee does not target a specific percentile from this analysis, but uses all the data points as guidance to allow for informed decisions. This approach provides flexibility to our Compensation Committee to address several different factors such as proficiency in role, scope of role, succession potential and internal equity.

In addition to the competitive analysis and other support provided by the Consultant, the Vice President, Human Resources, and her team also provide information to our Compensation Committee to aid the decision-making process, including executives’ current compensation information, succession potential, organizational considerations, alignment with internal employee programs and Company performance. To support specific compensation decisions, the Compensation Committee also reviews information provided by tally sheets, including but not limited to, stock ownership levels and calculations of potential payments upon various termination events.

From this analysis, and with the input and recommendations from Mr. Stanley for NEOs other than himself, in February 2015 the Compensation Committee established target total compensation levels for each NEO, including base salary, AIP target and LTI award. With the support of the Consultant, the Compensation Committee recommended total compensation for Mr. Stanley, which was approved by all of the independent directors except Mr. Baker. The Compensation Committee implemented a base salary freeze for our NEOs in 2015. The LTI grants were made on February 12, 2015.

2015 Total Compensation Targets by NEO

Below is a summary of our current NEOs’ roles, 2015 accomplishments and target total compensation levels.
Charles B. Stanley – Chairman, President and CEO. Mr. Stanley provides executive leadership to QEP. Mr. Stanley’s primary responsibility is to create long-term shareholder value by providing strategic direction, organizational leadership and oversight of financial and operational performance. Critical components of his role also include effective communications with the investment community, the Board of Directors, employees and other key stakeholders.
In 2015, Mr. Stanley’s focus was to successfully navigate through an extremely challenging year for the crude oil and natural gas industry to ensure the long-term viability of QEP. Key areas included (i) focusing on company-wide HSE performance; (ii) prudently managing QEP’s capital program and rig count by allocating capital to assets that generate the best return with current commodity prices; (iii) aggressively pursuing operating efficiencies across the business to increase crude oil production, enhance and improve well productivity, and minimize controllable costs, such as completed well costs and G&A; (iv) evaluating merger and acquisition opportunities; (v) restructuring the organization to strengthen the Company’s competitiveness; and (vi) maintaining QEP’s financial strength and flexibility.
In 2015, Mr. Stanley continued to implement the Company’s multi-year strategy of developing a more balanced portfolio of crude oil and natural gas. QEP’s total production in 2015 increased over 2014, driven by a 14% increase in crude oil production, which now represents 36% of total company-wide production compared to 8% in 2010.

In December 2014, despite challenging industry conditions, Mr. Stanley led the Company’s strategic divestiture of its midstream business in an all-cash transaction valued at $2.5 billion. This transaction was significant in transforming the Company into a highly competitive independent company and timely in strengthening QEP’s financial position for the industry downturn.

There was no change in Mr. Stanley’s target compensation for 2015, reflecting the state of the industry and challenging commodity price environment. Mr. Stanley also received a one-time LTI award for his strategic direction and execution of the midstream sale, which is not included in the table below (see the section above titled “Compensation Elements – Long-Term Incentive Program” for more information).

	2014	2015	% Change
Annual Base Salary	$850,000	$850,000	0%
Annual Incentive Target (% of base salary)	100%	100%	0%
Annual Incentive Target	$850,000	$850,000	0%
Long-Term Incentive Target	$4,800,000	$4,800,000	0%
Total Compensation Target	$6,500,000	$6,500,000	0%

Richard J. Doleshek – Executive Vice President, CFO. Mr. Doleshek provides executive leadership to several key corporate functions including finance, treasury, accounting, risk management, tax, information technology, communications, internal audit and investor relations.
In 2015, Mr. Doleshek’s primary focus was to strengthen QEP’s financial position to ensure the Company’s long-term viability through the challenging commodity price cycles. Mr. Doleshek led several changes to QEP’s financing structure, including amending the revolving credit facility in the fourth quarter of 2015 to provide greater covenant flexibility in the low commodity price environment. In addition, Mr. Doleshek ensured that a significant portion of the Company’s 2015 crude oil and natural gas production was protected by derivative contracts at prices that were well above the current spot prices at the time. As a result of these actions, QEP was able to manage its capital investment program within Adjusted EBITDA (capital expenditure was $17.4 million less than Adjusted EBITDA), and QEP is well-positioned to survive the industry downturn with a strong balance sheet.
Mr. Doleshek increased his interactions with the investor community through his participation in industry conferences, non-deal road shows and meetings with key shareholders. Mr. Doleshek played a key role in the negotiation and closing of the $2.5 billion midstream sale in December 2014, and provided oversight during the transition period to the buyer in 2015. In addition, Mr. Doleshek and his team assessed M&A opportunities, which will continue throughout 2016 and beyond.
There was no change in Mr. Doleshek’s target compensation for 2015, reflecting the state of the industry and challenging commodity price environment. Mr. Doleshek also received a one-time LTI award for his role in the successful completion of the midstream sale, which is not included in the table below (see the section above titled “Compensation Elements – Long-Term Incentive Program” for more information).

	2014	2015	% Change
Annual Base Salary	$563,000	$563,000	0%
Annual Incentive Target (% of base salary)	90%	90%	0%
Annual Incentive Target	$506,700	$506,700	0%
Long-Term Incentive Target	$2,360,000	$2,360,000	0%
Total Compensation Target	$3,429,700	$3,429,700	0%

Jim Torgerson – Executive Vice President, QEP Energy. Mr. Torgerson provides both strategic direction and operational leadership to maximize the long-term shareholder value of our business.
In 2015, Mr. Torgerson led Company efforts to maintain crude oil production levels despite reduced drilling activity. This was accomplished by focusing on those things that QEP can control: operational excellence, solid execution, technical innovation and financial discipline. Across the Company’s asset portfolio, QEP used innovative techniques and operational efficiencies to increase crude oil production, enhance and improve well productivity, decrease completed well costs and achieve company-record drill times.
In addition, Mr. Torgerson consolidated all of our asset teams at QEP’s corporate headquarters in Denver for increased flexibility and efficiency in managing the Company’s asset portfolio. Mr. Torgerson also managed the capital program to optimize financial returns by evaluating commodity prices, resource availability and market conditions. These actions were even more critical in the current commodity price environment to reduce costs and activity levels to preserve the Company’s financial flexibility.
While there was no change in base salary, Mr. Torgerson’s increase in annual LTI for 2015 reflects the critical nature of his role and the significant value he adds to our business. The following table outlines Mr. Torgerson’s total compensation target change from 2014 to 2015:

	2014	2015	% Change
Annual Base Salary	$499,000	$499,000	0%
Annual Incentive Target (% of base salary)	90%	90%	0%
Annual Incentive Target	$449,100	$449,100	0%
Long-Term Incentive Target	$1,600,000	$2,000,000	25%
Total Compensation Target	$2,548,100	$2,948,100	16%

Christopher K. Woosley – Vice President and General Counsel. Mr. Woosley manages all legal matters for the Company, including litigation, acquisition and divestiture transactions, direction of outside counsel activities and the provision of general legal guidance for QEP and its subsidiaries. In 2015, responsibility for the Company’s contracts function was added to Mr. Woolsey’s accountability. In 2016, his role and title will be expanded further to include Corporate Secretary responsibilities due to a retirement and restructuring of that function.

Mr. Woosley regularly advises executive management and the Board on the legal aspects of various strategic initiatives and provides executive leadership and strategic input on Company-wide matters. Mr. Woosley played a key role in the negotiations of the $2.5 billion midstream sale, which closed in December 2014, and continued to provide advice related to the Company’s potential M&A opportunities throughout 2015.

While there was no change in base salary, Mr. Woosley’s increase in annual LTI for 2015 reflects his performance during 2014, continued growth in strategic contributions as well as competitive pay for his role. Mr. Woosley also received a one-time LTI award for his role in the successful completion of the midstream sale, which is not included in the table below (see the section above titled “Compensation Elements – Long-Term Incentive Program” for more information). The following table outlines the components of Mr. Woosley’s total compensation target change from 2014 to 2015:

	2014	2015	% Change
Annual Base Salary	$347,000	$347,000	0%
Annual Incentive Target (% of base salary)	70%	70%	0%
Annual Incentive Target	$242,900	$242,900	0%
Long-Term Incentive Target	$690,000	$900,000	30%
Total Compensation Target	$1,279,900	$1,489,900	16%

Austin Murr – Senior Vice President, Business Development. Mr. Murr leads the Company’s business development efforts to acquire new, and expand existing, resource plays to provide impactful future growth and create long-term shareholder value.
Throughout 2015, Mr. Murr continued to build QEP’s New Ventures team of highly specialized professionals, who analyzed active and emerging oil and gas plays across the United States. Under Mr. Murr’s leadership, QEP assessed several potential corporate transactions; increased QEP’s position in core asset areas, including the Williston, Permian and Uinta Basins; and continued divesting non-core E&P assets in the Midcontinent and Rockies regions. These transactions have allowed QEP to focus its E&P asset portfolio on high-margin, high-return production and reserve growth.
Mr. Murr and his team evaluated these transactions by quantifying the geologic and engineering merit of each transaction through risk-weighted analysis of the financial and commercial benefits, culminating in the successful negotiation and execution of the transaction documents to capture the resulting value for the Company. In 2016, Mr. Murr and his team will continue evaluating growth opportunities both in and outside QEP’s current asset portfolio.
While there was no change in base salary, the increase in AIP target and LTI for Mr. Murr reflects his performance during 2014 and the critical nature of his role for QEP. The following table outlines the components of Mr. Murr’s total compensation in 2015:

	2014	2015	% Change
Annual Base Salary	$298,000	$298,000	0%
Annual Incentive Target (% of base salary)	55%	60%	9%
Annual Incentive Target	$163,900	$178,800	9%
Long-Term Incentive Target	$550,000	$600,000	9%
Total Compensation Target	$1,011,900	$1,076,800	6%

Step 3: Evaluate Performance

A critical step in our compensation process is aligning pay to performance. Our Compensation Committee considers both long-term and short-term factors when assessing the overall performance of the Company. The Compensation Committee discusses strategic matters and long-term priorities, as well as progress against the Company’s AIP goals and under the PSU program (based on relative TSR) at each quarterly meeting.

CEO and NEO Evaluations

Our Board conducts an evaluation of the CEO’s performance at the end of each year. This process begins with Mr. Stanley providing a written self-evaluation to the independent directors. The February Board meeting agenda includes a discussion of the feedback between Mr. Stanley and the independent directors. From this assessment, and with data supplied by the Consultant, the Compensation Committee recommends total compensation for Mr. Stanley, which is approved by all of the independent directors except Mr. Baker, who does not participate in the setting of the CEO's compensation because Mr. Stanley serves as a director of Hecla Mining where Mr. Baker is the CEO.

When assessing the individual performance of our other NEOs, our Compensation Committee considers input from the CEO as well as progress on important Company initiatives and overall performance of the areas within each NEO’s accountability.

2015 Company Performance

In early 2016, the Compensation Committee evaluated the Company’s performance against the AIP goals set at the beginning of 2015 and after consideration of industry conditions, determined a payout of 80% of target. The following chart and description summarizes management’s assessment of performance for the 2015 AIP goals.

Health, Safety and Environmental (HSE) Results
QEP’s performance on HSE metrics demonstrated positive results, with one area in need of significant improvement.

•
We made important progress on our goals related to HSE systems and processes, including the operational implementation of our new standards and procedures, training our employees on root cause analysis, developing a crisis management program and completing HSE self-audits of three of our field locations.

•	We reduced our environmental release rate (ERR) by 35% over 2014, exceeding our 10% reduction target.

•
We increased our Hazard Identification Reporting Rate (HIRR) by 88% over 2014, far exceeding our target of a 20% increase. This result indicates that our employees and contractors are actively participating in our reporting process with a sharpened focus on safety.

•	Our employee Total Recordable Injury Rate (TRIR) met our target of a 10% reduction over 2014.

•
Our contractor TRIR results were disappointing, as we saw an 111% increase over 2014, including a fatality. This is an area of high priority for the Company, and we implemented several targeted actions through 2015 to decrease our contractor TRIR.

Despite improvements, given the importance of the safety of our entire workforce (employees and contractors), we did not fully meet expectations on our HSE goals.

Financial and Operational Results
In 2015, the Company delivered excellent financial and operating results in a challenging industry environment due to low commodity prices.

•	We prudently managed our capital program in response to commodity prices and costs. 2015 capital expenditures were $1,011.9 million, well within our Adjusted EBITDA[1] of $1,029.3 million.

•	Our crude oil and natural gas price derivative portfolio contributed 25% to our realized prices.

•	We reduced non-employee cash G&A expenses (e.g., consultant, legal and travel and entertainment costs) by 27%, exceeding the target of a 10% reduction over 2014. Overall G&A was down by 11% over 2014.

•
We reduced completed well authorization for expenditure costs by 34.5% on a weighted average basis, exceeding our target of a 20% reduction. This was achieved through decreased service company costs, reduced drill times and sharing infrastructure with existing wells in the Williston Basin.

•
Our superior well results, particularly in the Williston Basin, have been recognized externally: (i) Baker Hughes reported that we are the second fastest drilling operator and have the lowest average bit count in Dunn & McKenzie Counties; (ii) Hart Energy reported that QEP is the industry leader with its well results in the Williston Basin; (iii) Heikkinen Energy Advisors reported that QEP’s South Antelope (Williston) wells show some of the most drastic improvements (in cumulative production) over time with the first half of 2015 materially better than the first half of 2014.

•
We executed on our multi-year strategy of growing crude oil production and reserves to build a more balanced portfolio of both crude oil and natural gas. Crude oil production now represents 36% of total company production - a substantial increase from 8% in 2010 - while crude oil reserves increased to an all-time company record of 193.1 MMbbls.

•
Given the reduction in capital expenditure for 2015, our goal was to target flat year-over-year crude oil production by improving our efficiency and performance with both existing and new wells. We exceeded this target with crude oil production of 19.6 MMbbls, a 14% increase over 2014. These results are largely due to optimization and enhancement of base production and drilling/completion efficiencies, including new completion designs and techniques in the Williston and Permian basins.

We believe these results were recognized by the market in 2015 as QEP’s relative TSR was above the median of our peer group.
__________________

1Adjusted EBITDA is a non-GAAP financial measure. We believe Adjusted EBITDA is an important measure of our financial performance relative to other oil and gas producing companies. We define Adjusted EBITDA as earnings before interest, income taxes, depreciation, depletion and amortization (EBITDA), adjusted to exclude changes in fair value of derivative contracts, exploration expenses, gains and losses from asset sales, impairment, and certain other non-cash and/or non-recurring items. A reconciliation of Adjusted EBITDA to our net income determined pursuant to generally accepted accounting principles (GAAP) for the year ended December 31, 2015, is included in Appendix A to this proxy statement.

Pursuit of Merger and Acquisition Opportunities
Throughout 2015, we aggressively pursued opportunities to provide impactful future growth and create additional value for our shareholders. We evaluated multiple potential corporate mergers/acquisitions and asset transactions, successfully increased our presence in our core asset areas through asset acquisitions, and expanded the capabilities of our New Ventures/A&D team through targeted staffing and development of new tools to improved the efficiency of our evaluations.

Overall
Our Compensation Committee discussed progress against QEP’s 2015 AIP goals at quarterly meetings throughout the year, as well as during two February meetings after the year-end results were finalized. Given the need to change to a more qualitative plan structure for 2015 compared to previous years due to the uncertainty in the industry, the Committee also sought advice from the Consultant for an external viewpoint.

In addition to the results described above on established 2015 AIP goals, our Compensation Committee considered that the Company achieved excellent financial and operational results in a challenging industry environment and took several critical steps to ensure the long-term viability of QEP. These steps include securing valuable derivatives in an extremely volatile market, maintaining strong liquidity by amending our revolving credit facility to provide greater covenant flexibility through the industry downturn, and restructuring areas of the business to cut costs, streamline processes and drive greater efficiencies throughout our business. Considering the overall view of the Company’s 2015 performance, our Compensation Committee determined that a below target payout level of 80% recognized the many accomplishments that strengthen QEP for the long term and firmly position the Company to successfully navigate through the current industry downturn, while also acknowledging the improvement needed in HSE performance.

2015 AIP Payouts

In addition to determining the payout based on overall Company performance, our Compensation Committee, in its sole discretion, may adjust (increase or decrease) the cash award otherwise payable to any NEO based on an individual’s performance during the year.

In February 2016, our Compensation Committee determined 2015 AIP payouts based on Company and individual performance. For this performance year, the Compensation Committee did not exercise further discretion for individual NEO payouts outside of the discretion applied to the Company score. The following table shows the payout on the 2015 AIP awards.

NEO	Base Salary	Target % of Base Salary	Company Score	Individual Performance Score	Annual Incentive Payout
Mr. Stanley	$850,000	100%	80%	100%	$680,000
Mr. Doleshek	$563,000	90%	80%	100%	$405,360
Mr. Torgerson	$499,000	90%	80%	100%	$359,280
Mr. Woosley	$347,000	70%	80%	100%	$194,320
Mr. Murr	$298,000	60%	80%	100%	$143,040

2013-2015 PSU Performance Period

The awards granted in February 2013 for the 2013-2015 performance period were eligible to vest upon the end of the performance period on December 31, 2015, subject to our relative TSR during the performance period as certified by our Compensation Committee. Our Compensation Committee evaluated TSR performance during the performance period against our peers. QEP’s TSR ranked at the 53rdpercentile of our peers, which resulted in the vesting of 108% of the targeted number of PSUs for each NEO who was employed as of the end of the performance period.

The payout on the PSUs for the 2013-2015 performance period was as follows:

NEO	Target Award	Target PSUs	Payout Percentage	Q4 2015 Average Stock Price	Payout[1]
Mr. Stanley	$1,533,349	50,908	108%	$14.57	$801,073
Mr. Doleshek	$750,018	24,901	108%	$14.57	$391,846
Mr. Torgerson	$495,284	16,601	108%	$14.57	$261,240
Mr. Woosley	$216,683	7,194	108%	$14.57	$113,209
Mr. Murr	$183,340	6,087	108%	$14.57	$95,783

1The payout calculation is Target # PSUs x Payout Percentage (rounded up to whole shares) x Average Q4 stock price of final year of performance period.

Key Executive Compensation Design Policies and Considerations

Following are important policies and factors considered by our Compensation Committee when structuring our executive compensation.

Severance Protections

Our Compensation Committee has established the QEP Executive Severance Plan, which provides certain benefits to our executives upon a qualifying termination after a change-in-control of the Company. These benefits are based on market practices and do not include any excise tax gross-ups. These benefits support our business strategy by encouraging our officers to consider strategic alternatives to increase shareholder value without regard to the impact on their future employment.

In addition, during 2015, the QEP Basic Executive Severance Compensation Plan also provided certain benefits in situations not involving a change in control for our NEOs, except Mr. Stanley. This plan was established by our Compensation Committee in early 2014 for a two-year term that expired on December 31, 2015. No payments were made under this plan. For additional details regarding this plan, see the section below titled “Compensation Tables – Potential Payments Upon Termination or Change in Control.”

Executive Share Ownership Guidelines

We have established stock ownership guidelines for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our shareholders. The ownership guidelines for our NEOs are currently established at the following minimum levels:1

Named Executive Officer	Guideline[1]	Ownership Status as of 12/31/15
Mr. Stanley	6x base salary	In compliance
Mr. Doleshek	3x base salary	In compliance
Mr. Torgerson	2x base salary	In compliance
Mr. Woosley	2x base salary	In compliance
Mr. Murr	2x base salary	In compliance

1Our executives are required to achieve the applicable level of stock ownership within five years of the date the person first becomes an officer. Shares that count toward satisfaction of the guidelines include shares owned outright by the executive, restricted shares, shares held in the 401(k) Plan (described below), phantom stock attributable to deferred compensation under the QEP Deferred Compensation Wrap Plan and PSUs, but exclude stock options.

Tax and Accounting Considerations

Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our NEOs, including the following:

•
Under Section 280G and Section 4999 of the Code, compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” and, to such extent, will be non-deductible by the Company and will be subject to a 20% excise tax payable by the executive. Our compensation arrangements do not provide for gross-ups for this excise tax.

•
Section 162(m) of the Code generally precludes us from deducting for tax purposes compensation paid in excess of $1,000,000 in any taxable year to any NEO listed in the Summary Compensation Table who is employed by us at the end of such taxable year (other than our CFO), unless the compensation is “performance-based compensation” and meets certain other requirements. Our policy is primarily to design and administer compensation plans that support the achievement of short- and long-term strategic objectives and enhance shareholder value. Where it is consistent with our compensation philosophy, the Compensation Committee may also attempt to structure compensation programs to comply with the performance-based compensation exception to Code Section 162(m), or that are otherwise tax-advantageous to us. Currently, only awards under our CIP can be structured in a manner intended to constitute performance-based compensation, although there is no requirement or guarantee that such awards (such as AIP awards or PSUs) will, in fact, qualify as performance-based compensation. Equity incentive awards under our LTSIP will not constitute performance-based compensation, as the LTSIP has not been approved by our shareholders subsequent to the Spin-off in 2010. We note, however, that a significant portion of equity awards to our NEOs under the LTSIP are time-vested restricted stock awards, which, although consistent with our compensation philosophy, would not qualify as performance-based compensation in any event.

•
Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, the timing of payments and certain other matters. Failure to satisfy these requirements can expose our employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Our Compensation Committee endeavors to structure executive compensation in a manner that is either compliant with, or exempt from the application of, Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt.

•
Fair Value of Stock-Based Payments – Awards of stock options and restricted stock under the LTSIP and awards of performance share units under the CIP are accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (FASB ASC Topic 718), formerly referred to as SFAS No. 123(R). FASB ASC Topic 718 requires the recognition of expense for the fair value of stock-based compensation. Our Compensation Committee considers the accounting and financial statement impact in evaluating QEP’s executive compensation programs.

Compensation Risk Assessment

We annually evaluate the major risks to our business, including how risks taken by management could impact the value of executive compensation. Our Compensation Committee reviews a risk assessment (completed by the Consultant) of the Company’s executive and non-executive compensation programs. Based on this review, our Compensation Committee believes that while there are certain risks inherent in the nature of the Company’s business, the Company’s compensation programs do not encourage our executives or our non-executive employees to take inappropriate or excessive risks. The risk-mitigating factors considered by our Compensation Committee included the following:

•	An appropriate balance of strategic, operating and financial performance measures;

•	A compensation clawback policy for amounts paid under the AIP (see section below titled “Clawback of Compensation”);

•	An appropriate balance of fixed and at-risk compensation components;

•	A balanced mix of cash and equity, with significant weighting on long-term incentive awards;

•	Significant stock ownership requirements and policies prohibiting hedging, pledging and engaging in derivative transactions for all executives;

•	Extended three-year vesting schedules on equity grants;

•	Caps and defined thresholds for payout on most incentive awards; and

•	Compensation Committee authority over plan design and final determination of actual compensation awards.

Our Compensation Committee believes that these factors encourage all of our employees to focus on QEP’s sustained long-term performance.

Prohibition on Hedging, Pledging and Derivatives Trading

The Company has a policy that prohibits directors and officers from engaging in derivative transactions involving QEP stock for any purpose, including short-term trading, options trading, pledging, trading on margin and hedging.

Clawback of Compensation

Our Compensation Committee has evaluated adding a clawback policy to our executive compensation program in advance of the SEC’s adoption of rules implementing Section 954 of the Dodd-Frank Act. In November 2015 a clawback policy was adopted by our board of directors under which AIP payouts to our executive officers will be subject to clawback in the event of a financial restatement due to fraud or misconduct, at the discretion of the Compensation Committee. Our Compensation Committee will continue to monitor the status of the anticipated SEC rules to ensure our clawback policy complies with final rules when they are implemented.

Succession Planning

QEP conducts a comprehensive succession planning process that involves assessment across the organization of employee performance and potential as well as readiness of potential successors for key roles and developmental needs. This process also helps inform our Compensation Committee in making compensation decisions. Our Compensation Committee annually reviews this process with specific focus on the CEO and his direct reports and views this as a critical process to ensure continuity of our business and to provide challenging and rewarding career opportunities for our employees.

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation paid to our NEOs for services rendered during the fiscal years ended 2015, 2014 and 2013:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings	All Other Compen- sation	Total
(a)	(b)	($)	($)	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)[6]
		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles B. Stanley Chairman, President, and CEO	2015	850,000	—	4,486,966	859,218	680,000	543,636	145,180	7,565,000
	2014	844,792	—	3,840,032	884,147	1,428,000	831,384	108,688	7,937,043
	2013	819,167	—	3,286,998	1,533,348	825,000	—	116,817	6,581,330
Richard J. Doleshek Executive Vice President, CFO	2015	563,000	—	2,498,059	422,451	405,360	322,467	93,355	4,304,692
	2014	558,417	—	1,888,022	434,712	851,256	408,342	71,219	4,211,968
	2013	536,667	—	1,665,261	750,006	486,900	104,412	74,285	3,617,531
Jim E. Torgerson Executive Vice President, QEP Energy	2015	499,000	—	1,600,028	358,009	359,280	—	108,779	2,925,096
	2014	494,000	—	1,280,010	294,719	754,488	—	80,320	2,903,537
	2013	435,000	—	995,297	483,376	403,750	—	73,965	2,391,388
Christopher K. Woosley Vice President and General Counsel	2015	347,000	—	975,031	201,381	194,320	—	68,906	1,786,638
	2014	343,458	—	552,022	127,105	408,072	—	55,383	1,486,040
	2013	325,000	—	433,366	216,671	231,000	—	200,155	1,406,192
Austin S. Murr Senior Vice President, Business Development	2015	298,000	—	450,024	134,259	143,040	—	54,368	1,079,691
	2014	295,292	—	440,044	101,309	275,352	—	44,663	1,156,660
	2013	—	—	—	—	—	—	—	—

1.
Amounts in column (e) include awards of PSUs granted under the CIP and restricted stock granted under the LTSIP, in each case calculated based on the grant date fair values determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures), as follows for 2015:

Name	Performance Share Units ($)(a)(b)	Restricted Stock ($)(b)
		Annual Grant ($)	One-Time Award ($)(c)	QEPM Replacement Award ($)(d)
Mr. Stanley	1,920,020	1,920,020	500,020	146,906
Mr. Doleshek	944,014	944,014	500,020	110,011
Mr. Torgerson	800,014	800,014	—	—
Mr. Woosley	225,012	450,003	300,016	—
Mr. Murr	150,008	300,016	—	—

a.
The maximum grant date values of the PSUs (based upon QEP’s common stock price on the date of issuance, and assuming that each individual ultimately earned 200% of the total number of PSUs granted) are as follows: Mr. Stanley, $3,840,040; Mr. Doleshek, $1,888,028; Mr. Torgerson, $1,600,028; Mr. Woosley, $450,024; and Mr. Murr, $300,016.

b.
The grant date fair values for the 2015 PSU and restricted stock awards were determined pursuant to FASB ASC Topic 718 (excluding the effect of estimated forfeitures) by multiplying the number of units/shares awarded times the QEP stock price on the date of grant.

c.
Messrs. Stanley, Doleshek and Woosley were issued a one-time award of restricted stock by the Compensation Committee as a result of their significant efforts associated with the sale of the midstream business, which closed in December 2014.

d.
Messrs. Stanley and Doleshek forfeited outstanding awards granted under the QEPM Long-Term Incentive Plan coincident with the sale of the midstream business in December 2014. As a result, the Compensation Committee provided replacement LTI awards of QEP restricted stock with the same vesting terms as the forfeited QEPM awards.

2.
Amounts in column (f) reflect the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) using the Black-Scholes-Merton method. The following table includes the assumptions used to calculate the aggregate grant date fair value of option awards reported for 2015, 2014 and 2013:

Grant Date	Assumptions
	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
2/12/2015	36.8	4.5	1.4	0.37
2/13/2014	37.2	4.5	1.3	0.25
2/13/2013	55.0	5.5	1.0	0.27

3.	Amounts in column (g) reflect the annual cash incentive awards under our CIP for 2015 that were determined by the Compensation Committee and paid out on March 1, 2016.

4.
Amounts in column (h) represent the increase in the estimated actuarial present value of benefits under the QEP Resources, Inc. Retirement Plan and the QEP Resources, Inc. Supplemental Executive Retirement Plan. These estimates are based on discount rate, mortality and other assumptions described in Footnote 3 to the 2015 Pension Benefit Table, which are consistent with those used in QEP’s consolidated financial statements (except for pre-retirement decrements). The increase in the estimated actuarial present value for Messrs. Stanley and Doleshek reflect an increase in value due to an additional year of service, compensation increases, and changes in mortality rate and discount rate assumptions used for computing the value. Messrs. Torgerson, Woosley and Murr are not eligible to participate in these closed plans. Amounts in column (h) do not include any Nonqualified Deferred Compensation earnings, because such earnings, as reflected in the Nonqualified Deferred Compensation table column (d), do not consist of any above-market or preferential earnings.

5.
Amounts in column (i) include employer matches under the 401(k) Plan and the Deferred Compensation Wrap Plan. Employer matches under the Deferred Compensation Wrap Plan are as set forth in column (c) of the 2015 Nonqualified Deferred Compensation table. No amounts were included for perquisites and personal benefits, as the aggregate value of perquisites and personal benefits for each executive was less than $10,000.

6.	As reflected in the Summary Compensation Table above, the salary received by each of our NEOs as a percentage of his respective total compensation during the year indicated was as follows:

Name	Year	Percentage of Total Compensation
Mr. Stanley	2015	11.2%
	2014	10.6%
	2013	12.4%
Mr. Doleshek	2015	13.1%
	2014	13.3%
	2013	14.8%
Mr. Torgerson	2015	17.1%
	2014	17.0%
	2013	18.2%
Mr. Woosley	2015	19.4%
	2014	23.1%
	2013	23.1%
Mr. Murr	2015	27.6%
	2014	25.5%

Grants of Plan-Based Awards for 2015

This table sets forth the plan-based awards granted to the NEOs during 2015. For non-equity and equity incentive plans, it provides the ranges of possible awards. For stock and option awards, the table sets forth the number of shares or options granted and the grant date fair values of those awards.

Name	Grant Date			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/share)[8]	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles B. Stanley	2/12/15	AIP	[1,2]	-	850,000	1,700,000
	2/12/15	PSU	[3]				44,261	88,521	177,042				1,920,020
	2/12/15	SO	[4]								125,985	21.69	859,218
	2/12/15	RS	[5]							88,521			1,920,020
	2/12/15	RS	[6]							23,053			500,020
	2/12/15	RS	[7]							6,773			146,906
Richard J. Doleshek	2/12/15	AIP	[1,2]	-	506,700	1,013,400
	2/12/15	PSU	[3]				21,762	43,523	87,046				944,014
	2/12/15	SO	[4]								61,943	21.69	422,451
	2/12/15	RS	[5]							43,523			944,014
	2/12/15	RS	[6]							23,053			500,020
	2/12/15	RS	[7]							5,072			110,012
Jim E. Torgerson	2/12/15	AIP	[1,2]	-	449,100	898,200
	2/12/15	PSU	[3]				18,442	36,884	73,768				800,014
	2/12/15	SO	[4]								52,494	21.69	358,009
	2/12/15	RS	[5]							36,884			800,014
Christopher K. Woosley	2/12/15	AIP	[1,2]	-	242,900	485,800
	2/12/15	PSU	[3]				5,187	10,374	20,748				225,012
	2/12/15	SO	[4]								29,528	21.69	201,381
	2/12/15	RS	[5]							20,747			450,002
	2/12/15	RS	[6]							13,832			300,016
Austin S. Murr	2/12/15	AIP	[1,2]	-	178,800	357,600
	2/12/15	PSU	[3]				3,458	6,916	13,832				150,008
	2/12/15	SO	[4]								19,686	21.69	134,259
	2/12/15	RS	[5]							13,832			300,016

1.
The amounts included in these columns reflect estimated future cash payouts under the annual incentive program of our CIP based on actual base salaries for 2015. Actual incentive payouts earned in 2015 are reflected in the Non-Equity Incentive Plan Compensation column (g) of the Summary Compensation Table.

2.	There is no applicable threshold for the AIP.

3.
This row represents the range of the number of PSUs that may be earned with respect to PSUs granted pursuant to our CIP in 2015. Payment for earned awards is made in cash after the end of the performance period. If threshold levels of performance are not met, then actual payout will be zero.

4.	This row sets forth options granted pursuant to our LTSIP during 2015.

5.	This row sets forth the annual grants of restricted stock pursuant to our LTSIP during 2015.

6.
This row sets forth the one-time awards of restricted stock issued to Messrs. Stanley, Doleshek and Woosley by the Compensation Committee in recognition of their significant efforts associated with the sale of the midstream business in 2014.

7.
This row sets forth the awards of QEP restricted stock issued to Messrs. Stanley and Doleshek by the Compensation Committee to replace awards under the QEPM Long-Term Incentive Plan that were forfeited coincident with the sale of the midstream business in December 2014.

8.	The exercise price represents the closing price per share of QEP common stock on grant date.

Outstanding Equity Awards at Fiscal Year-End 2015

This table shows outstanding equity awards for the NEOs. All values shown are as of December 31, 2015.

Name (a)	Option Awards[1]					Stock Awards
						Restricted Stock			PSUs
	Shares of Common Stock Underlying Unexercised Options Exercisable (#) (b)	Shares of Common Stock Underlying Unexercised Options Unexercisable (#) (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Charles B. Stanley	108,000			23.98	3/5/2016	16,969	[2]	227,385	60,492	[6]	810,593
	62,000			27.55	3/5/2017	40,328	[3]	540,395	88,521	[7]	1,186,181
	63,588			39.07	2/25/2018	3,386	[5]	45,372
	90,350			30.90	2/13/2019	111,574	[4]	1,495,092
	66,726	33,362	[2]	30.12	2/13/2020
	29,065	58,129	[3]	31.74	2/13/2021
	0	125,985	[4]	21.69	2/12/2022
Richard J. Doleshek	100,000			22.95	5/7/2016	8,300	[2]	111,220	29,742	[6]	398,543
	30,000			27.55	3/5/2017	19,828	[3]	265,695	43,523	[7]	583,208
	30,958			39.07	2/25/2018	2,536	[5]	33,982
	43,542			30.90	2/13/2019	66,576	[4]	892,118
	32,638	16,318	[2]	30.12	2/13/2020
	14,291	28,580	[3]	31.74	2/13/2021
	0	61,943	[4]	21.69	2/12/2022
Jim E. Torgerson	10,000			23.98	3/5/2016	6,250	[5]	83,750	20,164	[6]	270,198
	16,000			27.55	3/5/2017	4,795	[2]	64,253	36,884	[7]	494,246
	12,551			39.07	2/25/2018	794	[5]	10,640
	26,126			30.90	2/13/2019	13,442	[3]	180,123
	18,858	9,428	[2]	30.12	2/13/2020	36,884	[4]	494,246
	3,394	1,696	[5]	27.98	9/3/2020
	9,689	19,376	[3]	31.74	2/13/2021
	0	52,494	[4]	21.69	2/12/2022
Christopher K. Woosley	9,892			28.67	8/1/2019	2,398	[2]	32,133	8,696	[6]	116,526
	9,429	4,714	[2]	30.12	2/13/2020	5,797	[3]	77,680	10,374	[7]	139,012
	4,179	8,356	[3]	31.74	2/13/2021	34,579	[4]	463,359
	0	29,528	[4]	21.69	2/12/2022
Austin S. Murr	25,000			23.98	3/5/2016	2,029	[2]	27,189	6,932	[6]	92,889
	12,000			27.55	3/5/2017	4,621	[3]	61,921	6,916	[7]	92,674
	7,531			39.07	2/25/2018	13,832	[4]	185,349
	11,430			30.90	2/13/2019
	7,978	3,989	[2]	30.12	2/13/2020
	3,331	6,660	[3]	31.74	2/13/2021
	0	19,686	[4]	21.69	2/12/2022

1.
This table does not include outstanding Questar stock options granted prior to the Spin-off in 2010. Information regarding the treatment of equity awards at the time of the Spin-off is provided in our 2011 proxy statement.

2.	Shares vested on March 5, 2016.

3.	50% of these shares vested on March 5, 2016, and 50% will vest on March 5, 2017.

4.	33.3% of these shares vested on March 5, 2016; 33.3% will vest on March 5, 2017; and 33.3% will vest on March 5, 2018.

5.	Shares will vest on September 5, 2016.

6.
Shares will vest on December 31, 2016 (the end of the three-year performance period covered by the PSU), but are not payable until Board certification, which occurs in the first quarter of the following year. These amounts represent the target number of PSUs awarded under our CIP. Each PSU represents a contingent right to receive the fair market value of one share of QEP common stock. The actual number of shares that may be earned (and, therefore, the actual cash payout amount) will range from 0% to 200% of the number of PSUs awarded, depending on QEP’s relative TSR in comparison to a peer group of companies during the three-year period ending December 31, 2016.

7.
Shares will vest on December 31, 2017 (the end of the three-year performance period covered by the PSU), but are not payable until Board certification, which occurs in the first quarter of the following year. These amounts represent the target number of PSUs awarded under our CIP. Each PSU represents a contingent right to receive the fair market value of one share of QEP common stock. The actual number of shares that may be earned (and, therefore, the actual cash payout amount) will range from 0% to 200% of the number of PSUs awarded, depending on QEP’s relative TSR in comparison to a peer group of companies during the three-year period ending December 31, 2017.

Option Exercises and Stock Vested in 2015

Name	Options Exercised[1]		Stock Awards[2]
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Charles B. Stanley	0	0	110,424	1,974,085
Richard J. Doleshek	0	0	54,835	975,899
Jim E. Torgerson	0	0	40,807	696,917
Christopher K. Woosley	0	0	16,235	283,462
Austin S. Murr	0	0	12,802	230,806

1.	This table does not reflect 2015 exercises of stock options to purchase Questar common stock.

2.
Amounts shown in these columns reflect restricted stock awards that vested during 2015 and payouts of PSUs for the 2013-2015 performance period. The values realized on vesting of the restricted stock are calculated based on the closing price per share of QEP common stock on the vesting date multiplied by the number of shares vested, and the values realized on payout of the PSUs are calculated based on the average closing price per share of QEP common stock during the final quarter of the performance period multiplied by the number of PSUs earned (108% of PSUs granted in 2013), pursuant to the terms of the PSU awards. Values are as follows:

Name	Restricted Stock		PSUs
	# of Shares	Value	# of PSU	Value
Mr. Stanley	55,443	$1,173,012	54,981	$801,073
Mr. Doleshek	27,941	$584,053	26,894	$391,846
Mr. Torgerson	22,877	$435,677	17,930	$261,240
Mr. Woosley	8,465	$170,253	7,770	$113,209
Mr. Murr	6,228	$135,023	6,574	$95,783

Retirement Plans

QEP Pension Plan
The Company maintains the QEP Resources, Inc. Retirement Plan (Pension Plan), which is a defined benefit pension plan closed to new participants and frozen with respect to future benefit accruals. At the time of the Spin-off, the assets and liabilities for all active QEP participants in the Questar Retirement Plan were apportioned to a trust of the Pension Plan. At the time of the Spin-off, the NEOs (and other executives) who participated in both the Questar Retirement Plan and the Questar Supplemental Executive Retirement Plan had

their Pension Plan benefits “frozen” and therefore ceased to accrue future benefits under the Pension Plan. Each executive receives all future pension plan benefits under the QEP Resources, Inc. Supplemental Executive Retirement Plan (SERP) described below.

Participants may retire under the Pension Plan at age 62 or later without a benefit reduction due to age. Participants who are at least age 55 and have at least 10 years of service are eligible for early retirement with a reduction to their benefit of 0.2083% per month for each month from the date of retirement to age 62. Mr. Stanley is the only NEO eligible for early retirement under the Pension Plan and the SERP. Participants eligible for and taking early retirement prior to age 62 also receive a temporary supplement until age 62 that is tied to years of service. Participants with a vested benefit who terminate employment before age 55 or before having 10 years of credited service generally may commence their benefit under the Pension Plan as early as age 55, but such benefit is reduced by 0.5% per month prior to age 65. Other than the granting of two additional years of service in connection with a change in control under our CIC Plan, we do not grant extra years of credited service.

Supplemental Executive Retirement Plan
Certain NEOs and other key employees participate in the SERP, which generally provides highly compensated employees with supplemental retirement benefits to compensate for the limitations imposed by federal tax laws on benefits payable from the Pension Plan. Participation in the SERP is limited to eligible individuals (i) whose annual compensation is expected to exceed the IRS-imposed compensation cap ($265,000 in 2015) that can be taken into account in determining benefits under the Pension Plan and/or (ii) who have deferred compensation pursuant to the terms of the Deferred Compensation Wrap Plan. The SERP generally provides benefits equal to the difference between the benefits payable under the Pension Plan and the benefits that would be payable under such plan if the limits on the annual compensation were not applicable, if the participant had not voluntarily chosen to defer any compensation under the terms of the Deferred Compensation Wrap Plan (as described below), and if benefit accruals were continuing under the Pension Plan.

Upon the Spin-off, the qualified and non-qualified retirement plan benefits for active QEP executives who participated in the Questar SERP (Transferred SERP Participants) were transferred to the Pension Plan and SERP, respectively. Their qualified benefits under the Pension Plan were frozen as of June 30, 2010. All pension benefits earned after June 30, 2010 for Transferred SERP Participants are accrued in the SERP. Benefits in the SERP are calculated as follows: the total retirement benefit based on the benefit formula under the Pension Plan (including compensation in excess of the IRS limit and any deferred compensation and assuming benefits were continuing to accrue), less the (frozen) benefit payable to the participant under the Pension Plan.

2015 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)[3]		Payments During Last Fiscal Year ($)
Charles B. Stanley	Pension Plan	8.5	[1]	402,968	[2,3]	0
	SERP	14.0		5,862,543	[2,3]	0
Richard J. Doleshek	Pension Plan	1.0	[1]	51,570	[2,3]	0
	SERP	7.0		2,030,234	[2,3]	0
Jim E. Torgerson[4]	Pension Plan
	SERP
Christopher K. Woosley[4]	Pension Plan
	SERP
Austin S. Murr[4]	Pension Plan
	SERP

1.	This number reflects years of service before participation in the Pension Plan was frozen.

2.
The NEOs’ accrued retirement plan benefits as of June 30, 2010, are frozen. Instead of continued participation in the Pension Plan, the NEOs accrue all future benefits after June 30, 2010, in our SERP.

3.
The present value of accumulated benefits for each NEO is based on an assumed retirement date of the later of (a) age 62 (the earliest age at which a participant may retire under the Pension Plan without a benefit reduction due to age) and (b) December 31, 2015. The calculation above and the calculation for the change in pension value and nonqualified deferred compensation earnings in the Summary Compensation Table use the following assumptions for each NEO:

Assumption	Pension Plan	SERP
Retirement Age	62	62
Marital Status	Actual (married)	Actual (married)
Form of Payment	Married electing 50% Joint & Survivor annuity	Lump sum
Discount Rate	4.4% as of 12/31/15	3.3% as of 12/31/15, with a SERP lump sum discount rate of 3.6%
Mortality	RP-2015 Mortality Table for annuitants with no collar adjustment and with generational projection using scale MP-2015	1983 Gross Annuity Mortality Table (Unisex)
Pre-retirement Decrements (a)	None	None

(a)	Consistent with SEC guidance, pre-retirement decrements for pre-retirement mortality, disability, termination, etc., have been excluded.

4.	Messrs. Torgerson, Woosley and Murr are not participants in either the Pension Plan or the SERP, as they joined the Company after the Pension Plan was closed to new participants.

Savings Plans

Employee Investment Plan
QEP offers its employees, including its NEOs, the opportunity to contribute a portion of their compensation up to annual IRS compensation limits to the 401(k) Plan. In 2015, the Company provided matching contributions for employees not covered by the Pension Plan equal to 100% of an employee’s contributions up to 8% of eligible compensation, or up to 6% for employees who were eligible for the Pension Plan. The employee deferrals and employer contributions are invested, as directed by the participant, in mutual funds or QEP common stock.

Deferred Compensation Wrap Plan
QEP allows officers, along with certain other key employees, to defer the receipt of compensation under the Deferred Compensation Wrap Plan. The Deferred Compensation Wrap Plan includes both a deferred compensation program and a 401(k) supplemental program.

Deferred Compensation Program of the Deferred Compensation Wrap Plan
This program allows officers and certain key employees to defer taxable income and provide for future financial needs. Eligible employees may defer a portion of their base salaries and cash incentives for a maximum of 10 years after termination of employment. Amounts deferred under this program are matched by the Company at the same rate as in the 401(k) Plan.

401(k) Supplemental Program of the Deferred Compensation Wrap Plan
This program allows NEOs and certain key employees whose compensation exceeds the IRS limit on compensation that may be taken into account for qualified plan purposes ($265,000 in 2015) to defer up to 8% of their salaries in excess of the IRS limit for those employees who are not eligible for the closed Pension Plan and up to 6% for those employees who are eligible for the Pension Plan. The Company provides a matching contribution on this deferred amount as if that amount had been contributed to the
401(k) Plan.

Gains and losses on the deferred amounts are tracked against participant-selected investments. Participants select their investments from a variety of investment options, including QEP phantom stock and an array of mutual funds.

2015 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($)[1,2] (b)	Company Contributions in Last FY ($)[3] (c)	Aggregate Earnings in Last FY ($)[4] (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Charles B. Stanley	569,160	120,780	(391,202)	—	3,090,983
Richard J. Doleshek	469,046	68,955	(87,285)	—	1,532,060
Jim E. Torgerson	924,498	79,079	(74,086)	—	2,797,237
Christopher K. Woosley	42,406	42,406	(4,003)	—	183,056
Austin S. Murr	26,324	24,668	(17,425)	—	322,531

1.
The NEOs automatically participate in the QEP 401(k) Supplemental Program of the Deferred Compensation Wrap Plan when their compensation exceeds the IRS limit. For those who do not participate in our closed pension plan (Messrs. Torgerson, Woosley and Murr), 8% of qualified compensation in excess of the IRS limit is automatically contributed pursuant to the QEP 401(k) Supplemental Program and receives an employer match as if contributed to the 401(k) Plan. For those who do participate in our closed pension plan, the contribution and match amount is 6%.

2.
In 2015, Messrs. Stanley, Doleshek, Torgerson, Woosley and Murr each deferred compensation under the Deferred Compensation Program of the Deferred Compensation Wrap Plan. Amounts deferred receive the same applicable employer match as if contributed to the 401(k) Plan.

3.	Amounts contributed by the Company pursuant to the Deferred Compensation Wrap Plan are included in the All Other Compensation column (i) of the Summary Compensation Table.

4.	Aggregate earnings are not included in the Summary Compensation Table because they do not consist of any above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

Change in Control: Executive Severance Plan
Pursuant to the Executive Severance Plan (the CIC Plan), a Participant is entitled to certain severance benefits if he or she is terminated for any reason other than for cause, death or disability, or if the Participant terminates employment for “good reason”, at any time following consummation of a change of control and prior to the third anniversary thereafter (a “qualifying termination”).

Assuming there is a qualifying termination within three years after a change in control, the severance benefits upon termination under the CIC Plan include the following:

•
A cash severance payment equal to 3x (in the case of Messrs. Stanley and Doleshek) or 2x (in the case of the other NEOs) the sum of annual base salary and the average of the annual bonuses they actually received for the three fiscal years prior to the change in control;

•	A prorated award from the annual incentive program for the year of termination;

•	Accelerated vesting of PSUs granted under the CIP, paid out based on actual performance through the date of the change in control;

•	Equity incentive awards under the LTSIP will vest in full;

•
For Pension Plan participants, a payment representing the difference between the net present value of the benefits under the Pension Plan and the SERP calculated at the time of their termination (retirement benefit), and the retirement benefit with two additional years of credited service; and

•
Continuation of medical and dental insurance coverage, basic and supplemental life insurance, and accidental death or dismemberment and disability coverage under current employee plans for two years at no cost to the executive.

In late 2015, the Compensation Committee amended the CIC Plan, in conjunction with an amendment to the LTSIP, to provide, on a prospective basis, that new awards granted under the LTSIP will vest in connection with a change in control of the company on a “double trigger” basis (i.e., only if the change in control is accompanied by a subsequent involuntary or, for executives, constructive termination of employment). The amendments do not impact the terms of any previously granted awards under the LTSIP.

Under the CIC Plan, a change in control is deemed to have occurred if:

(i)
Any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company; or

(ii)
The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of June 30, 2010, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on June 30, 2010, or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
The Company’s shareholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
The Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A change in control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

Under the CIC Plan, “good reason” means any of the following events or conditions which occur without the participant’s written consent, and which remain in effect after notice has been provided by the participant to the Company of such event and the expiration of a 30-day cure period:

(i)	A material diminution in the participant’s annual base salary, target bonus under the AIP or LTI award opportunity under the CIP or LTSIP;

(ii)	A material diminution in the participant’s authority, duties, or responsibility;

(iii)
A material diminution in the authority, duties, or responsibilities of the supervisor to whom the participant is required to report, including a requirement that a participant report to a corporate officer or employee instead of reporting directly to the Board;

(iv)	A material diminution in the budget over which the participant retains authority;

(v)	A material change in the geographic location at which the participant performs services; or

(vi)	Any other action or inaction that constitutes a material breach by an employer of the participant’s employment agreement (if any).

Basic Severance Plan
The QEP Resources, Inc. Basic Executive Severance Compensation Plan (the Basic Severance Plan), provided benefits to participating executives upon a qualifying termination of employment for a limited two-year term ending on December 31, 2015. This plan has now expired with no payments being made. All of our current NEOs except Mr. Stanley were participants in this plan.

Under the Basic Severance Plan, participants were entitled to receive certain severance benefits upon termination of employment by the Company other than for “cause” or due to the participant’s “disability,” or by the participant for “good reason” (each as defined in the Basic Severance Plan), subject to the participant’s execution and non-revocation of a release of claims in favor of the Company. The severance benefits included:

•
A cash severance payment equal to 2x (for Messrs. Doleshek and Torgerson) or 1x (for all other participants) the sum of the participant’s (i) annual base salary and (ii) target bonus opportunity, paid in a cash lump sum on the 60th day following the date of the participant’s termination of employment;

•	A cash bonus award for the year of termination, prorated and paid in the ordinary course based on actual performance for the year; and

•
Accelerated vesting of all outstanding LTI awards (including stock options and restricted stock), with PSUs prorated and paid based on actual performance at the end of the applicable performance period, and stock options remaining exercisable until their original expiration date.

Under the Basic Severance Plan, “good reason” meant any of the following events or conditions that occurred without the participant’s written consent, and which remained in effect after notice had been provided by the participant to the Company of such event and the expiration of a 30-day cure period:

(i)	A material reduction in the participant’s base salary or target bonus opportunity, unless applied consistently on a percentage basis to all executive officers;

(ii)	A material diminution in the participant’s authority, duties or responsibility;

(iii)	A material reduction in the participant’s annual LTI award relative to the LTI award granted in February 2013, unless applied consistently to similarly situated executive officers; and

(iv)	A relocation of the participant’s principal location of employment by 50 miles or more.

If a termination entitled a participant to severance payments and benefits under both the CIC Plan and the Basic Severance Plan, severance pay and benefits would have been provided only under the CIC Plan.

Payments Upon Termination
The following table sets forth the estimated payments due to NEOs under various termination scenarios. The table assumes the termination date occurred on December 31, 2015, unless otherwise noted.

Compensation Component	Termination for Cause or Resignation	Death or Disability	Termination Without Cause[1]	Termination Without Cause after 12/31/15[2]	Retirement		Qualifying Termination Within 3 Years After a Change in Control[3]
Cash Payments	Earned but unpaid base salary and paid time-off benefits	Earned but unpaid base salary and paid time-off benefits	1‑2x base salary + 1-2x target annual incentive + earned but unpaid base salary and paid time-off benefits	Earned but unpaid base salary and paid time-off benefits	Earned but unpaid base salary and paid time-off benefits		2-3x base salary + 2-3x three-year average annual incentive paid + earned but unpaid base salary and paid time-off benefits
Annual Incentive	Forfeit	Prorated award	Prorated award	Forfeit	Prorated award		Prorated award
Equity Awards (Restricted Stock and Stock Options)	Forfeit unvested equity	Accelerated vesting of all unvested awards	Accelerated vesting of all unvested awards	Forfeit unvested equity	Forfeit unvested equity		Accelerated vesting of all unvested awards
Performance Share Units	Forfeit	Prorated award	Prorated award	Forfeit	Prorated award		Accelerated vesting of all unvested awards
Welfare Benefits							2-3 years of continued benefits
Retirement Benefits							Additional 2 years of vesting and service

Mr. Stanley
Cash Payments	$136,146	$136,146	$136,146	$136,146	$136,146		$5,895,046
Annual Incentive	—	850,000	—	—	$850,000		$850,000
Equity Awards	—	2,308,244	—	—	—		$2,308,244
PSUs	—	1,672,530	—	—	$1,672,530		$2,733,515
Welfare & Retirement Benefits[4]	—	—	—	—	—		$985,308
Total	$136,146	$4,966,920	$136,146	$136,146	$2,658,676		$12,772,113

Mr. Doleshek
Cash Payments	$48,089	$48,089	$2,139,400	$48,089	N/A	[5]	$3,636,080
Annual Incentive	—	$506,700	$506,700	—	N/A	[5]	$506,700
Equity Awards	—	$1,303,016	$1,303,016	—	N/A	[5]	$1,303,016
PSUs	—	$820,465	$820,465	—	N/A	[5]	$1,342,118
Welfare & Retirement Benefits[4]	—	—	—	—	N/A	[5]	$682,621
Total	$48,089	$2,678,270	$4,769,581	$48,089	N/A	[5]	$7,470,535

Compensation Component	Termination for Cause or Resignation	Death or Disability	Termination without Cause[1]	Termination Without Cause after 12/31/15[2]	Retirement		Qualifying Termination Within 3 Years After a Change in Control[3]

Mr. Torgerson
Cash Payments	$74,223	$74,223	$1,896,200	$74,223	N/A	[6]	$2,086,382
Annual Incentive	—	$449,100	$449,100	—	N/A	[6]	$449,100
Equity Awards	—	$833,011	$833,011	—	N/A	[6]	$833,011
PSUs	—	$585,130	$585,130	—	N/A	[6]	$1,004,693
Welfare & Retirement Benefits[4]	—	—	—	—	N/A	[6]	$36,555
Total	$74,223	$1,941,464	$3,763,441	$74,223	N/A	[6]	$4,409,741

Mr. Woosley
Cash Payments	$60,167	$60,167	$589,900	$60,167	N/A	[6]	$1,276,007
Annual Incentive	—	$242,900	$242,900	—	N/A	[6]	$242,900
Equity Awards	—	$573,172	$573,172	—	N/A	[6]	$573,172
PSUs	—	$228,133	$228,133	—	N/A	[6]	$359,650
Welfare & Retirement Benefits[4]	—	—	—	—	N/A	[6]	$55,989
Total	$60,167	$1,104,372	$1,634,105	$60,167	N/A	[6]	$2,507,718

Mr. Murr
Cash Payments	$52,387	$52,387	$476,800	$52,387	N/A	[6]	$1,068,225
Annual Incentive	—	$178,800	$178,800	—	N/A	[6]	$178,800
Equity Awards	—	$274,459	$274,459	—	N/A	[6]	$274,459
PSUs	—	$180,908	$180,908	—	N/A	[6]	$273,654
Welfare & Retirement Benefits[4]	—	—	—	—	N/A	[6]	$34,512
Total	$52,387	$686,554	$1,110,967	$52,387	N/A	[6]	$1,829,650

1.
Amounts include accrued and unpaid salary and accrued paid time off for each NEO and amounts payable under the Basic Severance Plan, which expired December 31, 2015, for all NEOs except Mr. Stanley, who was not eligible to participate in the Basic Severance Plan.

2.
The Basic Severance Plan expired on December 31, 2015. This column reflects the estimated payment pursuant to a termination without cause where the Basic Severance Plan is not in place. It is the same as if the NEO had resigned.

3.	A “Qualifying Termination” refers to a termination of the executive’s employment by QEP without cause or by the executive for good reason under the CIC Plan.

4.
Upon any triggering event Messrs. Stanley and Doleshek are eligible for benefits under the Pension Plan and the SERP, and each of the NEOs is eligible for benefits under the Deferred Compensation Wrap Plan. Please see “2015 Pension Benefits Table” and the “Nonqualified Deferred Compensation Wrap Plan” for an estimated value of such benefits.

5.	Mr. Doleshek is not yet eligible for early retirement, as he does not have 10 years of service.

6.	Messrs. Torgerson, Woosley and Murr do not participate in the Pension Plan, so their retirement would be treated as a resignation.

DIRECTOR COMPENSATION

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on our Board. In setting director compensation, our Board considers the significant amount of time that directors spend in fulfilling their duties to our Company and our shareholders as well as the skill level required by our directors. The Compensation Committee is responsible for determining the type and amount of compensation for independent directors. The Compensation Committee directly retained the Consultant to assist in the annual review of director compensation by providing benchmark compensation data and recommendations for compensation program design. Employee directors are not separately compensated for their service on the Board. Therefore, Mr. Stanley has been omitted from the Director Compensation Table for 2015.

Similar to our executive officers, our independent directors are subject to stock ownership guidelines to align their interests with those of our shareholders. Pursuant to these guidelines, each independent director is expected to own stock worth a minimum of 5x annual cash compensation. As of December 31, 2015, all of our independent directors are in compliance with these guidelines.

Retainer and Meeting Fees
The table below describes the director compensation program for 2015.

Type of Fee	Amount ($)
Annual Director Retainer	70,000
Additional Audit Committee Chair Retainer	15,000
Additional Compensation Committee Chair Retainer	15,000
Additional Other Committee Chair Retainer	10,000
Additional Lead Director Retainer	25,000
Annual Restricted Stock Grant Under the LTSIP	200,000

Director Deferred Compensation Plan
Non-employee directors are eligible to participate in the QEP Resources, Inc. Deferred Compensation Plan for Directors (the Director Deferred Compensation Plan), which allows independent directors to defer compensation paid to them. Cash fees can be deferred as either QEP phantom stock or as a deemed investment in an array of mutual funds. Equity compensation can be deferred as QEP phantom stock. Directors are credited with earnings and dividends on the phantom stock. Payments of deferred compensation are made upon a director’s cessation of board service, and, following an amendment of the Director Deferred Compensation Plan in February 2015, a director may elect to have the payments made in cash or shares of QEP common stock.

Director Compensation Table for 2015
The table below sets forth total director compensation earned by each independent director during 2015.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($) [2]	Total ($)
Phillips S. Baker, Jr. [3]	85,000	200,003	285,003
Julie A. Dill	70,000	200,003	270,003
L. Richard Flury [4]	29,167	200,003	229,170
Robert F. Heinemann	70,000	200,003	270,003
Robert E. McKee III [5]	29,167	200,003	229,170
Thomas C. O’Connor [6]	5,833	118,667	124,500
M. W. Scoggins [7]	105,000	200,003	305,003
William L. Thacker, III	70,000	200,003	270,003
David A. Trice [3]	85,000	200,003	285,003

1.	Certain directors deferred director fees under the Director Deferred Compensation Plan as follows: Dill, $70,000; Flury, $29,167; McKee, $29,167; Scoggins, $105,000; and Thacker, $70,000.

2.
The dollar amount indicated for each of these restricted stock awards under the LTSIP is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, by multiplying the number of shares awarded by the QEP stock price on the date of grant. On February 12, 2015, all independent directors of QEP as of such date (i.e., all independent directors other than Mr, O’Connor) received a grant of QEP restricted stock (which vests in one year) or deferred such grant and received phantom stock. Directors had the following aggregate stock awards or phantom stock outstanding as of December 31, 2015:

Name	Number of Restricted Shares/Restricted Stock Units Issued in 2015 (#)	Number of Restricted Shares Deferred as Phantom Stock in 2015 (#)	Phantom Stock Balances as of 12/31/15 (#)
Phillips S. Baker, Jr.	—	9,221	31,784
Julie A. Dill	—	9,221	19,731
L. Richard Flury	—	9,221	50,808
Robert F. Heinemann	—	9,221	15,620
Robert E. McKee III	—	9,221	—
M. W. Scoggins	—	9,221	92,040
William L. Thacker, III	—	9,221	16,354
David A. Trice	—	9,221	30,076

3.
In 2015, Mr. Baker served as our Audit Committee Chair and Mr. Trice served as our Compensation Committee Chair; therefore, each received a committee chair retainer of $15,000 in addition to his annual board retainer of $70,000.

4.
Mr. Flury resigned from the Board effective May 12, 2015. He received a distribution of deferred compensation in the amount of 20,982 shares. Per his deferred compensation distribution elections to receive his balance in installments over the course of four years, he will also receive 20,982 shares in 2016 and 2017 and 8,760 shares in 2018.

5.
Mr. McKee resigned from the Board effective May 12, 2015. He received a distribution of deferred compensation in the amount of 86,752 shares. He elected to receive a lump sum distribution of his deferred compensation balance and will not receive future distributions.

6.
Mr. O’Connor resigned from the Board on January 6, 2015. He received a prorated portion of his annual cash retainer. In addition, in connection with his resignation, the Board accelerated the vesting of his 6,302 shares of unvested restricted stock, which were valued at $118,667 on the date of distribution.

7.
Dr. Scoggins received a retainer of $25,000 for serving as our Lead Director and a retainer of $10,000 for serving as our Governance Committee Chair, in addition to his annual board retainer of $70,000.

In February 2016, the Board decided to reduce LTI grant values by 10% over 2015 levels for all directors given the continued industry challenges.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2015, we have an equity incentive compensation plan, the LTSIP, under which shares of our common stock are authorized for issuance to directors, officers, employees and consultants. All outstanding awards relate to our common stock.

	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Shareholders	2,721,964	$22.59	9,273,061
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	2,721,964	$22.59	9,273,061

ITEM NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are seeking a non-binding advisory vote from shareholders to approve the compensation awarded to our NEOs as described in the Compensation Discussion and Analysis section of this proxy statement. Currently, we seek the advisory vote of our shareholders to approve the compensation of our NEOs annually and expect that the next advisory vote will be held at the 2017 Annual Meeting of Shareholders.

The Company has adopted comprehensive executive compensation programs. This proxy statement discloses material information regarding the compensation of the Company’s NEOs so that shareholders can evaluate the Company’s approach to compensating its executives. The Company and the Compensation Committee of the Board continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent as well as general economic, regulatory and legislative developments affecting executive compensation and to be responsive to the concerns of our shareholders. Additionally, during the fall of 2015, we expanded our shareholder outreach program to better understand our shareholders’ views on a wide range of topics, including executive compensation matters. This expanded program included contacting over 35 of our largest investors owning in excess of 75% of our outstanding shares. The conversations we had with our investors included soliciting feedback on key executive compensation issues, and the feedback received has been shared with our Compensation Committee and Board for consideration when making future executive compensation decisions. We also intend to continue with an expanded program of shareholder engagement each year going forward. Please refer to the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy.

You have the opportunity to vote “for,” “against” or “abstain” from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders of QEP Resources, Inc. common stock approve the compensation of the Company’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables and related material disclosed in the proxy statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares represented and entitled to vote either in person or by proxy. As noted earlier in this proxy statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

The Board of Directors recommends that you vote FOR this proposal.

ITEM NO. 3 – RATIFICATION OF OUR INDEPENDENT AUDITOR

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for the year ending December 31, 2016. PwC served as our independent registered public accounting firm for the years ended December 31, 2014 and 2015. We are asking shareholders to ratify the selection of PwC. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC for ratification because we value shareholder views on the Company’s independent registered public accounting firm. In the event that shareholders fail to ratify the selection, our Audit Committee will consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and shareholders.

Representatives of PwC will be present at the 2016 Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Audit Fees
Aggregate fees for professional services rendered for the Company by PwC, the Company’s current independent public accounting firm, for the years ended December 31, 2014 and 2015, were:

	2014	2015
Audit Fees[1]	$1,012,100	$981,800
Audit-Related Fees[2]	$451,000	$11,000
Tax Fees[3]	$110,520	$98,067
All Other Fees[4]	$5,100	$5,231
Total	$1,578,720	$1,096,098

1.    Audit fees are for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting and the reviews of the Company’s financial statements included in the Form 10-Q. PwC also served as the independent auditor of QEP Midstream Partners, LP (QEPM), which completed an initial public offering in August 2013. QEPM audit fees for the annual consolidated financial statements     for 2014 until the sale of the Company’s ownership interest in December 2014 were $263,000, which are not included in the table above.
2.     Audit-related fees for 2015 relate to a Form S-3 filing. Audit-related fees for 2014 relate to the historical audits of QEP Field
Services Company for the registration statement on Form 10. QEPM audit-related fees were $305,000 for 2014 and are not included in the table above. These QEPM audit-related fees are for the audit of historical financials of Green River
Processing, LLC related to QEPM’s acquisition of a 40% membership interest in Green River Processing, LLC.

3.	Tax fees relate to tax planning and consulting. QEPM had $284,828 of tax fees in 2014, not included in the table above, related to K-1 preparation and tax compliance services.
4.    All other fees relate to consultation and licenses for accounting research software.

The Audit Committee has concluded that the provisions of the tax services and other fees are compatible with maintaining PwC’s independence.

Pre-Approval Policy
The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by its independent accounting firm. These procedures include reviewing fee estimates for audit services and permitted recurring non-audit services, and authorizing the Company to execute letter agreements setting forth such fees. Audit Committee approval is required for any services to be performed by the independent accounting firm that are not specified in the letter agreements. We have delegated approval authority to the chairman of the Audit Committee, but any exercises of such authority are reported to the Audit Committee at the next meeting. All fees paid to PwC for the years ended December 31, 2014 and 2015, were pre-approved by the Audit Committee in accordance with this policy.

The Board of Directors recommends that you vote FOR the ratification of the selection of PwC as our independent auditor.

ITEM NO. 4 – COMPANY PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS
In 2015, QEP’s shareholders approved an advisory shareholder proposal to eliminate supermajority vote requirements from both QEP’s Certificate of Incorporation, effective May 17, 2010 (“Certificate of Incorporation”) and QEP’s then current Bylaws (as amended and restated through the date of this proxy statement, “Bylaws”) in favor of a requirement for a majority of the votes cast for and against. That proposal received the support of approximately 62% of votes cast.

After the vote at last year’s annual meeting, the Board and its Governance Committee again gave careful consideration to the advisory proposal.

The Governance Committee, with the assistance of outside corporate governance experts, reviewed trends in shareholder voting on these issues and considered institutional investor concerns, engagement feedback (described below) and other shareholder considerations. The Governance Committee conducted a thorough review of all the options and ramifications associated with eliminating or maintaining supermajority vote provisions. The Governance Committee and the Board recognized that QEP’s efforts in prior years to exercise best practices in corporate governance were not as effective as they could have been due to the 80% voting threshold. For example, a recent management proposal to declassify the Board was not successful due to this supermajority voting requirement. Further, many shareholders view supermajority vote requirements as entrenchment mechanisms that negatively affect corporate performance and company valuation. The Board recognized countervailing arguments that supermajority vote provisions can potentially provide a certain level of protection, particularly in providing sufficient negotiating and due diligence time when considering unsolicited takeover offers.

On balance, the Board believes that the Delaware General Corporation Law, other provisions in the Company’s Certificate of Incorporation, existing corporate governance practices, and the adoption of a majority of outstanding shares voting standard (as discussed more fully below) adequately protect its shareholders and render QEP’s current supermajority vote requirements no longer necessary. This is further reinforced by the fact that the Company is now well-established as a stand-alone public company following its spin-off from Questar Corporation in 2010.

In addition to the Board and its Governance Committee’s consideration, during the fall of 2015, QEP expanded its shareholder engagement efforts and reached out to over 35 of its largest shareholders, who combined held over 75% of QEP’s shares. QEP’s management engaged shareholders on a wide range of topics, including corporate governance generally and supermajority voting provisions specifically. Those shareholders generally were supportive of replacing the existing supermajority vote requirements with a “majority of outstanding shares” standard.

After careful consideration of all of these factors, the Governance Committee and the Board determined to propose that QEP’s shareholders approve amendments to the QEP’s Certificate of Incorporation and Bylaws to eliminate supermajority voting and to replace that voting standard with a standard that requires approval of a majority of the outstanding shares. The Governance Committee and the Board considered a voting standard requiring a majority of votes cast for or against a proposal but were concerned this standard would leave QEP more vulnerable to a single shareholder or small group of shareholders implementing significant corporate governance changes. Under a majority of the votes cast for or against standard, if only 50.1% of the outstanding voting power is voted (which is enough to establish a quorum), the vote of shareholders holding only 25.1% of the Company’s total voting power would be sufficient to implement governance changes, approve significant transactions, or approve a number of other amendments or corporate actions that could negatively impact QEP and its shareholders. The Board believes the majority of the outstanding shares standard is most appropriate for QEP.

Amendments to replace the supermajority voting standard with a majority of the outstanding voting standard require a vote of 80% of the outstanding voting power entitled to vote generally in the election of directors. If this Item No. 4 is approved, the proposed amendments would amend Articles VI, VII and X of the Certificate of

Incorporation and Section 9.10 of the Bylaws, as further described below. The proposed amendments have been incorporated into the form of Amended and Restated Certificate of Incorporation, attached as Appendix B to this proxy statement, and into the form of Section 9.10 of the Bylaws, attached as Appendix C to this proxy statement. Deletions are shown as strikethrough text, and additions are shown as underlined text.

Current Supermajority Vote Provisions

Certificate of Incorporation. Article X of the Certificate of Incorporation currently requires the affirmative vote of 80% of the outstanding voting power entitled to vote generally in the election of directors to amend, alter, change or repeal, or adopt provisions in the Certificate of Incorporation inconsistent with the Certificate of Incorporation’s current provisions regarding the following:

•	Director elections;

•	Amending the Company’s Bylaws;

•	Approving business combinations with related persons;

•	Shareholder action by written consent;

•	Limitation of liability; and

•	Amending the Certificate of Incorporation.

Bylaws. Both Section 9.10 of the Bylaws and Article VI of the Certificate of Incorporation currently require the affirmative vote of holders of at least 80% of the Company’s outstanding voting power, generally entitled to vote together, voting together as a single class, for any amendment to the Company’s Bylaws that amends, repeals or adopts any provisions inconsistent with the following provisions of the Bylaws:

•
Section 2.7(F) - Stockholder Action by Written Consent. Section 2.7(F) provides that stockholders may not take action by written consent. Any action of stockholders must be taken at a duly-called annual or special meeting of stockholders.

•
Article III - Board of Directors. Article III specifies the powers, number, terms, resignation, removal and compensation of directors and the filling of board vacancies. Section 3.2 of Article III provides for a classified board, with only one third of directors standing for election each year.

•
Article VIII - Indemnification and Advancement of Expenses. Article VIII requires the Company to indemnify and person who is made a party to a legal or investigative proceeding by reason of the fact that the person is or was a director or officer against all liability, losses suffered or expenses incurred. In addition, the Company must advance payment of expenses in connection with such proceedings.

•
Section 9.10 - Bylaw Amendments. Section 9.10 requires the vote of 80% of the outstanding voting power, entitled to vote generally in the election of directors, to approve any amendment of any of the three bylaw provisions referenced above or Section 9.10 itself.

Proposed Elimination of Supermajority Vote Provisions from the Certificate of Incorporation and Bylaws

The proposed amendments would reduce the vote required to approve changes to the provisions of the Certificate of Incorporation and Bylaws discussed above from 80% of the outstanding voting power entitled to vote generally in the election of directors to a majority of outstanding shares. The Board proposes that shareholders approve these amendments to the Company’s Certificate of Incorporation and Bylaws to eliminate supermajority voting.

If this Item No. 4 is approved by shareholders, the Board will approve an Amended and Restated Certificate of Incorporation, incorporating the changes highlighted in Appendix B, and Amended and Restated Bylaws, incorporating the amendment to Section 9.10 highlighted in Appendix C, at a board meeting following the Annual Meeting. The Company would then give effect to the approved amendments to both the Certificate of Incorporation and the Bylaws by filing the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

For these reasons, the Board of Directors recommends that you vote FOR Item No. 4.

ITEM NO. 5 - SHAREHOLDER PROPOSAL REQUIRING INDEPENDENT CHAIRMAN

Mr. Gerald R. Armstrong, 621 17th Street, Suite 2000, Denver, Colorado, owner of 338.765 shares of the Company’s common stock, advised the Company that his representative will present the following proposal at the 2016 Annual Meeting for action by shareholders:

“RESOLUTION

That the shareholders of QEP RESOURCES, INC. request its Board of Directors to adopt a policy, and amend the by-laws as necessary, to require the Chairman of the Board of Directors be an independent member of the Board of Directors.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “independent” chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

STATEMENT

This proposal’s proponent is a long-term shareholder of QEP RESOURCES, INC. and its predecessor QUESTAR CORPORATION and was responsible for its replacing three-year terms for directors with annual elections for all directors which creates greater accountability to the shareholders. QEP, however, replaced one-year terms for three-year terms at the time it was divided from Questar.
Another shareholder submitted a proposal to the shareholders of QEP that its three-year terms be replaced with annual elections for all directors which was overwhelmingly approved by shareholders. QEP presented the amendment to do this which failed to gain sufficient votes for enactment as QEP has a super-majority voting requirement of 80% of the shares outstanding but no measured efforts were undertaken by the board to gain passage.
The proponent believes that this failure occurred as the Chairman of the Board, President, and Chief Executive Officer positions are held by one person who accounts to himself and had previously opposed its adoption.
Please note the terminations of the persons holding similar dual roles at Target Corporation and DuPont.
DuPont’s failures were placed upon its Board Chair and Chief Executive Officer who was ousted by its board in the same manner that Target Corporation’s board ousted its Chairman/Chief Executive Officer a year earlier. Studies have confirmed that underperforming companies that lack an “independent” chairman and companies, world-wide, are routinely separating the positions of Chairman and CEO (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer, 2010).
The proponent believes the over-extension of duties weakens leadership and may have caused these failings.
Our Chairman/President/Chief Executive Officer does not permit questions on topics being voted on in annual meetings. The Corporate Secretary told me prior to last year’s meeting, “we don’t allow questions because we have all the votes we need. . . .”
The proponent has caused other corporations to adopt annual elections for directors including: Anadarko Petroleum Corp., Bill Barrett Corp., Chesapeake Energy Corporation, ConocoPhillips, Devon Energy, Inc., Halliburton Company, Helmrich & Payne, Inc. to name a few.

Norges Bank Investment Management has stated in support of a similar proposal:
“The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board.”
If you agree, please vote “FOR” this proposal.”
Statement by the Board of Directors in Opposition
The Board believes that a decision to separate the roles of chairman and CEO should be based on the specific circumstances of a company, the independence and capabilities of its directors, and the leadership provided by its CEO. The Board does not believe that separate roles for the chairman and CEO should be mandated or that such a separation would always deliver benefits to shareholders. The Board is committed to seriously considering all board leadership structures at the time of the next leadership succession, as it did at the time of Mr. Stanley’s leadership succession.

The Board believes that Mr. Stanley’s knowledge of the day-to-day operations of QEP, perspective on competitive developments, understanding of shareholder interests and relationships with key stakeholders allow him to provide effective leadership in his role as chairman and CEO. Additionally, a clearly defined Lead Director role, independent key committee chairs, committed directors, and frequent executive sessions provide a framework for effective direction and oversight by our Board. The current governance structure provides unambiguous accountability, allows QEP to present its strategy with a unified voice and serves the best interest of shareholders. Specifically:

Strong Independent Lead Director. Dr. M. W. Scoggins, one of QEP’s independent directors, currently serves as the Lead Director. QEP’s Lead Director role involves a robust array of responsibilities, and Dr. Scoggins’ responsibilities in this capacity are the following:

•	Presiding at all meetings of the Board at which the chairman is not present, including chairing the executive sessions of the independent directors;

•	Serving as liaison between the chairman and the independent directors;

•	Approving information sent to the Board;

•	Approving meeting agendas for the Board;

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Having the authority to call meetings of the independent directors; and

•	Ensuring that he is available for consultation and direct communication, if requested by major shareholders.

Appropriate Board Tenure. The Board reflects a combination of both experienced and more recently elected directors who each contributes to board continuity, while maintaining an appropriate level of oversight with respect to senior management and the CEO and allowing for the inflow of new ideas and perspectives. During the last three years, three new independent directors have been added to the Board (all of whom continue to serve on the Board).

Frequent Executive Sessions with All Independent Directors. Independent directors meet regularly in executive sessions that are chaired by our Lead Director with no members of management present. Independent directors use these executive sessions to discuss any matter they deem appropriate, including the evaluation of senior management, CEO and management succession, matters to be included on Board agendas, Board informational needs and Board effectiveness. Following such executive sessions, our Lead Director provides relevant feedback to our CEO.

Active Participation of Independent Directors. The Board is composed almost entirely of independent directors. All but one of the current board members are independent. Moreover, our independent directors are active participants in QEP’s governance process and appropriately challenge management and demonstrate the free-thinking expected of today’s directors. The chairs and all members of the Audit, Governance, and Compensation committees are independent directors, and each determines matters to be discussed and materials to be evaluated in the areas covered by respective committee charters.

Access to Management. All directors have complete access to all members of management and employees.

In part due to the highly accountable governance structure described above, QEP has successfully avoided issues that put director independence at risk and, the Board has timely and adequately responded to majority-supported shareholder proposals (with Item No. 4 in this proxy statement being just one of several examples of this responsiveness).

In addition to an accountable and effective governance structure, prior opposition of QEP shareholders to separating the roles of chairman and CEO and recent engagement with QEP shareholders have bolstered the Board’s belief in the utility and desirability of continuing to combine the roles of chairman and CEO. In 2013, for example, QEP shareholders overwhelmingly voted against a proposal to separate the roles, with approximately 80% voting against the proposal. In the fall of 2015, QEP contacted its 36 largest shareholders, who combined held over 75% of QEP’s shares, to engage on a wide range of topics, including corporate governance, risk management and executive compensation. None of those QEP shareholders raised as a concern the current combined roles of chairman and CEO.

The study cited by Mr. Armstrong in support of an independent chair policy is of limited and misleading utility. Mr. Armstrong cites the Booz & Co. study for the proposition that some North American companies are separating the chairman and CEO roles. Mr. Armstrong does not argue that this practice affords any appreciable benefit to companies. In fact, that same study cautions that “the jury is still out on whether having a single-person chairman and CEO benefits or hurts company performance.” A highly cited study by Yale Law School Professor Roberta Romano (Summer 2001) confirms that data is inconclusive, as do more recent studies by Bennington (2010) and Krause and Semandeni (2013). The Board should have the right to maintain combined chairman and CEO roles when deemed in the best interests of QEP and its shareholders.

For comparison, the 2015 Spencer Stuart Board Index indicates only 21 boards (4%) of the S&P 500 companies have formal policies requiring the separation of the chairman and CEO roles. Further, recent voting results on independent chair proposals generally support QEP’s view that a strict independent chair policy is not advisable. According to Georgeson’s 2015 Annual Corporate Governance Review, similar proposals were opposed on average by approximately 70% of shareholders.

The proponent’s concern that the combined roles, together with QEP’s supermajority vote provisions, create barriers to approving shareholder proposals is misplaced. In response to QEP shareholder support of a 2015 shareholder proposal to eliminate supermajority voting, the Board reviewed QEP’s Certificate of Incorporation’s supermajority vote provisions and has included Item No. 4 in this proxy statement to seek shareholder approval to replace those requirements with a “majority of shares outstanding” standard. This significantly lower threshold increases the likelihood of shareholder proposals ultimately succeeding and affords QEP shareholders greater access to, and participation in shaping, QEP’s corporate governance structure and process.

In conclusion, the Board strongly believes that a “one-size-fits-all” policy that prohibits our CEO from also serving as our chair inappropriately limits our independent directors’ exercise of their duty to govern in the best interests of our shareholders. The Board believes that retaining a flexible approach to board governance, in which the board of directors can select a chairman from among all available candidates, best serves the interests of QEP shareholders.

For these reasons, the Board of Directors recommends that you vote AGAINST Item No. 5.

OTHER MATTERS

Annual Report and 2015 Form 10-K
Upon request, we will promptly send a copy of the Annual Report, 2015 Form 10-K (excluding exhibits) and proxy statement to any interested party, without charge. Contact our Corporate Secretary at 1050 17th Street, Suite 800, Denver, Colorado 80265, or call 303-672-6900 to make a request.

Shareholder Nominations and Proposals
To be considered for presentation at our 2017 Annual Meeting of Shareholders and included in the proxy statement pursuant to Rule 14a-8 of the Exchange Act, as amended, a shareholder proposal must be received at the Company’s office no later than December 2, 2016.

Pursuant to the Company’s Bylaws, business must be properly brought before an annual meeting to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow to bring business before an annual meeting. A shareholder who wants to nominate a person for election as a director or who wants to submit a proposal at the annual meeting without having it considered through the Company’s proxy materials must deliver a written notice and additional information specified in our Bylaws by certified mail to our Corporate Secretary. Such notice must be received at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting. Accordingly, with respect to the 2017 Annual Meeting of Shareholders, such notice must be received no earlier than January 16, 2017, and no later than February 15, 2017. Any proposal (other than a proposal made pursuant to Rule 14a-8) that is received after the time specified above for proposed items of business will be considered untimely under Rule 14a-4(c). The persons named in the proxy will have discretionary authority to vote all proxies with respect to any untimely proposals. A copy of our Bylaws specifying the requirements will be furnished to any interested party without charge upon written request to our Corporate Secretary.

Forward-Looking Statements
This proxy statement includes forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding our Board’s leadership structure and skill sets; our director retirement policy and the waiver of such policy; additional matters to be considered at the Annual Meeting; Section 16(a) compliance; our financial and competitive position; our portfolio of assets; growth and creation of shareholder value; development of our assets; cost reductions; focus on operational excellence, solid execution, technical innovation and financial discipline; managing capital expenditures; preservation of our balance sheet; compensation program philosophy, structure and benefits; our shareholder outreach program; acquisition strategy; preserving financial flexibility; focus on safety; strategy to grow crude oil production and reserves; importance of Adjusted EBITDA (a non-GAAP financial measure) as a measure of performance; operational improvements; impact of noncompliance with Section 409A of the Code; risk assessment of compensation practices; benefits of a classified board; corporate governance; compliance with requirements for clawback policies; succession planning; advantages and disadvantages of different voting standards; effecting amendments to our certificate of incorporation and bylaws; payouts on compensation awards; vesting of equity grants; estimated Pension Plan and SERP amounts and the granting of extra years of service; matching contributions under benefit plans; timing of our next advisory vote on frequency of say-on-pay votes; estimated compensation payments upon termination of executives; Compensation Committee review of option grants and the say-on-pay voting results; Audit Committee review of related-party transactions and shareholder votes on ratification of selection of our independent public accounting firm (including potential consideration of a new accounting firm); disclosure of waivers under our Code of Conduct; compliance with Section 162(m) of the Code; authority of proxies to vote; and availability of SEC reports.

These forward-looking statements are not guarantees of future performance. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including: changes in (or continued low) natural gas, NGL and oil prices; liquidity constraints; changes in governmental regulations and interpretations thereunder; asset impairments; shortages of oilfield equipment, services and personnel; lack of available pipeline, processing or refining capacity; outcome of contingencies; drilling methods and results; operating risks such as unexpected drilling conditions and risks inherent in the production of oil and gas; weather; regulatory approvals; legislation regarding climate change and other initiatives related to drilling and completion techniques; actions of, or inaction by, federal, state, local or tribal governments, foreign countries and the Organization of Petroleum Exporting Countries; failure of internal controls and procedures; failure of disclosure controls and procedures; competitive conditions; inflation; value of the U.S. Dollar; transportation issues; creditworthiness and performance of counterparties, including financial institutions, operating partners and other parties; actions of shareholders; and other risks identified in the Risk Factors section of our 2015 Form 10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified by this cautionary statement.

Delivery of Proxy Statement
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. A number of brokers with account holders who are QEP shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice that your broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request as follows: Corporate Secretary, 1050 17th Street, Suite 800, Denver, Colorado 80265, 303-672-6900. We will promptly deliver a separate copy of the proxy statement to you upon request.

By Order of the Board of Directors

Christopher K. Woosley
Corporate Secretary

APPENDIX A

NON-GENERALLY ACCEPTED ACCOUNTING PRINCIPLES RECONCILIATION

The following table reconciles Adjusted EBITDA, a non-generally accepted accounting principles (GAAP)financial measure, to net income attributable to QEP on a consolidated basis (the most comparable GAAP financial measure) for the year ended December 31, 2015:

Year Ended December 31, 2015
Net income (loss)	$(149.4)
Unrealized (gains) losses on derivative contracts	183.7
Net (gain) loss from asset sales	(4.6)
Interest and other income	(3.0)
Income tax provision (benefit)	(93.6)
Interest expense (income)	145.6
Pension curtailment (1)	11.2
Depreciation, depletion and amortization	881.1
Impairment	55.6
Exploration expenses	2.7
Adjusted EBITDA	$1,029.3
____________________________

(1)
The pension curtailment was a non-cash expense incurred during the year ended December 31, 2015, due to changes in the Company’s pension plan. The Company believes that the pension curtailment does not reflect expected future operating performance or provide meaningful comparisons to past operating performance and therefore has excluded the loss from the calculation of QEP’s Adjusted EBITDA.

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
QEP RESOURCES, INC.

Article I
Name
The name of the Company is QEP Resources, Inc.

Article II
Registered Office

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III
Business

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV
Authorized Capital Stock

The aggregate number of shares of capital stock that the Company shall have authority to issue is 510,000,000, of which 500,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be preferred stock, par value $0.01 per share (the “Preferred Stock”). Subject to the rights of any holders of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

The designations, powers, preferences, rights and qualifications, limitations or restrictions of the Common Stock and Preferred Stock are as follows:

Common Stock. Each holder of Common Stock shall have one vote in respect of each share of such stock held of record by such stockholder. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Subject to the rights of the holders of any series of Preferred Stock, such dividends, if any, as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, all assets legally available for distribution to stockholders shall be divided and distributed among the holders of the Common Stock ratably according to the number of shares of Common Stock held.

Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series and with such designations for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of such series by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

•
the number of shares constituting such series and any increase or decrease (but not below the number of shares of such series then outstanding) in the number of shares of any series subsequent to the original issue of shares of that series;

•	the voting powers, if any, of stock of such series;

•
the rate and time at which, and the terms and conditions upon which, dividends, if any, on such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

•	whether such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, such series may be redeemed;

•	the rights, if any, of the holders of stock of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series;

•
the right, if any, of the holders of such series to convert shares of the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Company and the terms and conditions of such conversion or exchange; and

•
any other designations, powers, preferences, limitations and relative rights thereof, so far as they are not inconsistent with the provisions of this Certificate and to the full extent now or hereafter permitted by the laws of Delaware.

Article V
Election of Directors

Subject to this Article, the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors which the Company would have if there were no vacancies but shall not be fewer than seven directors and not more than 11 directors. Election of directors need not be by written ballot.

The directors, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the terms of any Certificate of Designations relating to such series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that the initial directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following May 18, 2010, the initial directors assigned to Class II shall serve for a term ending on the date of the second annual meeting next following May 18, 2010 and the initial directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following May 18, 2010. The Board of Directors may assign members of the Board of Directors already in office to such classes. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director except as otherwise provided in this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) relating to additional directors elected by the holders of one or more series of Preferred Stock. A director shall hold office until the next annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies resulting from death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the number of authorized directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and a director so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders at which the term of office of the class to which such director has been elected expires and when such director’s successor has been duly elected and qualified.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, but only for cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of percent of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors.
During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of any Certificate of Designations relating to such series of Preferred Stock, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Company shall be reduced accordingly.
Article VI
Amendment of Bylaws

The Bylaws may be adopted, amended or repealed (a) by the Board of Directors or (b) by the affirmative vote of a majority of the outstanding voting power entitled to vote generally in the election of directors; provided, however, that in the case of clause (b), notice of the proposed amendment is contained in the notice of the meeting. In addition to any vote required by any other provision of the Bylaws, this Certificate of Incorporation or any applicable law, if such amendment is to be adopted by the stockholders, the affirmative vote of holders of ~~80 percent of the outstanding voting power entitled to vote generally in the election of directors, voting together as a single class,~~ a majority of the shares outstanding shall be required for any amendment to the Bylaws that amends or repeals, or adopts any provisions inconsistent with Section 2.7(F), Article III, Article VIII or Section 9.10 thereof.

Article VII
Business Combinations

The affirmative vote of the holders of not less than ~~80 percent of the outstanding voting power entitled to vote generally in the election of directors~~ a majority of the shares outstanding shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving a “Related Person” (as hereinafter defined); provided, however, that the ~~80 percent voting requirement~~ majority of the shares outstanding voting requirement shall not be applicable if:

The “Continuing Directors” (as hereinafter defined) of the Company by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person having become a Related Person; or the following conditions are satisfied:

•
The aggregate amount of the cash and the “Fair Market Value” (as hereinafter defined) of the property, securities or “Other Consideration” (as hereinafter defined) to be received per share by all holders of capital stock of the Company in the Business Combination, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” (each as hereinafter defined) paid by the Related Person in acquiring any of its holdings of the Company’s capital stock; and

•
A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such requirements shall have been mailed to all stockholders of the Company for the purpose of soliciting stockholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Company other than any Related Person.

Subject to the provisions of paragraph (G) of this Article, such ~~80 percent~~ majority of the shares outstanding vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise. For purposes of this Article: The term “Business Combination” shall mean (i) any merger, consolidation or share exchange of the Company or a subsidiary of the Company with or into a Related Person, in each case without regard to which entity is the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets of the Company (including without limitation any voting securities of a subsidiary of the Company) or a subsidiary of the Company to or with a Related Person (whether in one transaction or series of transactions); (iii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of a Related Person to the Company or a subsidiary of the Company; (iv) the issuance, transfer or delivery of any securities of the Company or a subsidiary of the Company by the Company or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Company); (v) any recapitalization or reclassification of securities (including any reverse stock split) that would have the effect of increasing the voting power of a Related Person; (vi) the issuance or transfer by a Related Person of any securities of such Related Person to the Company or a subsidiary of the Company (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Related Person); (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person; or

(viii) any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

The term “Continuing Director” shall mean a director who is unaffiliated with any Related Person and either (i) was a member of the Board of Directors of the Company immediately prior to the time the Related Person involved in a Business Combination became a Related Person or (ii) was designated (before his or her initial election or appointment as Director) as a Continuing Director by a majority of the then Continuing Directors.

The term “Fair Market Value” shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (ii) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

The terms “Highest Per Share Price” and “Highest Equivalent Price” shall mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Company, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers’ fees and other expenses paid by the Related Person with respect to the shares of capital stock of the Company acquired by the Related Person. In the case of any Business Combination with a Related Person, the Continuing Directors shall determine the Highest Per Share Price and the Highest Equivalent Price for each class and series of capital stock of the Company.

The term “Other Consideration” shall include, without limitation, Common Stock or other capital stock of the Company retained by stockholders of the Company other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Company is the surviving corporation.

The term “Related Person” shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the Exchange Act as in effect at the date of the adoption of this Article by the stockholders of the Company), are “Beneficial Owners” (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class of capital stock of the Company, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the Company that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

The term “Substantial Part” shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the Company and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

The determinations of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of a Related Person or a Business Combination shall be conclusive and binding.

Nothing contained in this Article shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

The fact that any Business Combination complies with the provisions of paragraph (A)(2) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of

Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Company, the affirmative vote of not less than ~~80 percent of the outstanding voting power entitled to vote generally in the election of directors~~ a majority of the shares outstanding shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article.

Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the Company to the contrary, in the event that a Business Combination under this Article requires a stockholder vote under Section 203 of the DGCL, this Article shall be deemed not to require a greater vote of stockholders than that specified by Section 203 of the DGCL.

Article VIII
Stockholder Action by Written Consent

Any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of stockholders are recorded; provided, however, at any time when Questar Corporation is the record owner, in the aggregate, of less than all of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designations relating to such series of Preferred Stock.

Article IX
Limitation of Liability

No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) for any action that would result in statutory liability of the director under Section 174 of the DGCL.
If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any repeal or modification of this paragraph by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Company for acts or omissions occurring prior to the effective date of such repeal or modification.

Article X
Amendment of Certificate of Incorporation

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, and in addition to any other provision of this Certificate of Incorporation, the Bylaws or any applicable law, the affirmative vote of ~~eighty percent of the outstanding voting power entitled to vote generally in the election of directors~~ a majority of the shares outstanding shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, Articles V, VI, VII, VIII, IX and X.

APPENDIX C
BYLAWS
OF
QEP RESOURCES, INC.
A Delaware Corporation

As Amended and Restated on ~~February 22, 2016~~ May 17, 2016

Section 9.10    Amendments. These Bylaws may be adopted, amended or repealed (A) by the Board of Directors or (B) by the affirmative vote of a majority of the outstanding voting power entitled to vote generally in the election of directors; provided, however, that in the case of clause (B), notice of the proposed amendment is contained in the notice of the meeting. In addition to any vote required by any other provision of these Bylaws, the Certificate of Incorporation or any applicable law, if such amendment is to be adopted by the stockholders, the affirmative vote of holders of ~~eighty percent (80%) of the outstanding voting power entitled to vote generally in the election of directors, voting together as a single class~~ a majority of the shares outstanding shall be required for any amendment that amends or repeals, or adopts any provisions inconsistent with Section 2.7(F), Article III, Article VIII or this Section 9.10.

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. 1. Election of Directors

Nominees	For	Against	Abstain
01 Julie A. Dill	☐	☐	☐
02 M. W. Scoggins	☐	☐	☐
03 William M. Thacker, III	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2 To approve, by non-binding advisory vote, the Company's executive compensation program.	☐	☐	☐
3 To ratify the appointment of Pricewaterhouse Coopers LLP for fiscal year 2016.	☐	☐	☐
4 To approve a Company proposal to amend the Certificate of Incorporation and Bylaws to eliminate supermajority vote requirements.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.

	For	Against	Abstain
5 If presented, an advisory shareholder proposal to require an independent chairman of the Board of Directors.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000270704_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement is/are available at www.proxyvote.com

PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF QEP RESOURCES, INC.

The undersigned hereby appoints Charles B. Stanley and M. W. Scoggins, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of QEP Resources, Inc. common stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 17, 2016, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4 AND AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

Continued and to be signed on reverse side

0000270704_2 R1.0.1.25